JNL Series Trust 485BPOS

 Ex. 99.28(p)(24)

LOOMIS, SAYLES & CO., L.P.

LOOMIS SAYLES INVESTMENTS LIMITED

LOOMIS SAYLES INVESTMENTS ASIA PTE. LTD.

LOOMIS SAYLES (NETHERLANDS) B.V.

LOOMIS SAYLES TRUST COMPANY LLC

LOOMIS SAYLES DISTRIBUTORS, L.P.

Code of Ethics

Policy on Personal Trading and Related Activities by Loomis Sayles Personnel

EFFECTIVE:

January 14, 2000

AS AMENDED:

December 10, 2025

Table of Contents

Code of Ethics		3
1.	INTRODUCTION	3
2.	STATEMENT OF GENERAL PRINCIPLES	3
3.	A FEW KEY TERMS	4
3.1.	Covered Security	4
3.2.	Beneficial Ownership	6
3.3.	Investment Control	7
3.4.	Maintaining Personal Accounts	7
4.	SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING	8
4.1.	Pre-clearance	9
4.2.	Good Until Canceled and Limit Orders	10
4.3.	Short Term Trading Profits	10
4.4.	Restrictions on Round Trip Transactions in Loomis Advised Funds	11
4.5.	Derivatives	11
4.6.	Short Sales	12
4.7.	Competing with Client Trades	12
4.8.	Large Cap/De Minimis Exemption	13
4.9.	Investment Person Seven-Day Blackout Rule	13
4.10.	Research Recommendations	14
4.11.	Initial Public Offerings	15
4.12.	Private Placement Transactions	16
4.13.	Insider Trading	16
4.14.	Restricted and Concentration List	18
4.15.	Loomis Sayles Hedge Funds	18
4.16.	Exemptions Granted by the Chief Compliance Officer	18
5.	PROHIBITED OR RESTRICTED ACTIVITIES	19
5.1.	Public Company Board Service and Other Affiliations	19
5.2.	Participation in Investment Clubs and Private Pooled Vehicles	19
6.	REPORTING REQUIREMENTS	20
6.1.	Initial Holdings Reporting, Account Disclosure and Acknowledgement of Code	20
6.2.	Brokerage Confirmations and Brokerage Account Statements.	21
6.3.	Quarterly Transaction Reporting, Account Disclosure and Related Person of a Public Company Certification	22
6.4.	Annual Reporting	22
6.5.	Review of Reports by Chief Compliance Officer	23
6.6.	Internal Reporting of Violations to the Chief Compliance Officer	23
6.7.	Register of Interests in Securities	24
6.8.	Mandatory Notification to the MAS for Loomis Asia’s Directors and Appointed Representatives	24
7.	SANCTIONS	25
8.	RECORDKEEPING REQUIREMENTS	26
9.	MISCELLANEOUS	27
9.1.	Confidentiality	27
9.2.	Disclosure of Client Trading Knowledge	27
9.3.	Notice to Access Persons, Investment Persons and Research Analysts as to Code Status. 27
9.4.	Notice to Personal Trading Compliance of Engagement of Independent Contractors	27
9.5.	Exemptions to the Application of the Code	28
9.6	Questions and Educational Materials	28

Code of Ethics

Policy on Personal Trading and Related Activities

1.	INTRODUCTION

This Code of Ethics (“Code”) has been adopted by Loomis, Sayles & Co., L.P. (“Loomis US”), Loomis Sayles Investments Limited (“Loomis UK”), Loomis Sayles Investments Asia Pte. Ltd. (“Loomis Asia”), Loomis Sayles (Netherlands) B.V., including the employees in the Paris branch (“Loomis Netherlands”), Loomis Sayles Trust Company LLC, and Loomis Sayles Distributors, L.P. (collectively (“Loomis Sayles”) to govern certain conduct of Loomis Sayles’ Supervised Persons and personal trading in securities and related activities of those individuals who have been deemed Access Persons thereunder, and under certain circumstances, those Access Persons’ family members and others in a similar relationship to them.

The policies in this Code reflect Loomis Sayles’ desire to detect and prevent not only situations involving actual or potential conflicts of interest with client investments or unethical conduct, but also those situations involving even the appearance of these.

2.	STATEMENT OF GENERAL PRINCIPLES

It is the policy of Loomis Sayles that no Access Person or Supervised Person as such terms are defined under the Code, (please note that Loomis Sayles treats all employees as Access Persons) shall engage in any act, practice or course of conduct that would violate the Code, the fiduciary duty owed by Loomis Sayles and its personnel to Loomis Sayles’ clients, Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and Rule 17j-1 there under. It is required that all Access Persons must comply with all applicable laws, rules and regulations including, but not limited to the Federal Securities Laws. The Investment Management Association of Singapore’s (“IMAS’”) Code of Ethics & Standards of Professional Conduct provides that Loomis Asia (as a member of IMAS) should have in place appropriate policies and internal controls governing personal dealing and appropriate structures in place to carry out monitoring and to ensure compliance. Therefore, all employees of Loomis Asia must also comply with the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), the Financial Advisers Act, Chapter 110 of Singapore (the “Financial Advisers Act”), and all other applicable Singapore laws, rules and regulations.

Under the requirements of the Financial Conduct Authority (FCA), there are Conduct Rules within the Senior Managers and Certification Regime (SM&CR) with which all employees of Loomis UK must comply. These rules are designed to improve the levels of responsibility and accountability, honesty and integrity, and to act at all times with due care, skill and diligence.

The Code is designed to comply with all of the above regulations.

The fundamental position of Loomis Sayles is, and has been, that it must at all times place the interests of its clients first. Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility.

Without limiting in any manner the fiduciary duty owed by Loomis Sayles to its clients, it should be noted that Loomis Sayles considers it proper that purchases and sales be made by Access Persons in the marketplace of securities owned by Loomis Sayles’ clients, provided that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in the Code. In making personal investment decisions, however, you must exercise extreme care to ensure that the provisions of the Code are not violated and under no circumstances, may an Access Person use the knowledge of Covered Securities purchased or sold by any client of Loomis Sayles or Covered Securities being considered for purchase or sale by any client of Loomis Sayles to profit personally, directly or indirectly, by the market effect of such transactions.

Improper trading activity can constitute a violation of the Code. The Code can also be violated by an Access Person’s failure to file required reports, by making inaccurate or misleading reports or statements concerning trading activity, or by opening an account with a non-Select Broker without proper approval as set forth in the Code.

It is not intended that these policies will specifically address every situation involving personal trading. These policies will be interpreted and applied, and exceptions and amendments will be made, by Loomis Sayles in a manner considered fair and equitable, but in all cases with the view of placing Loomis Sayles’ clients’ interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of Loomis Sayles’ fiduciary duty to any of its clients.

You are encouraged to bring any questions you may have about the Code to Personal Trading Compliance.

Personal Trading Compliance, the Chief Compliance Officer and the Loomis Sayles Ethics Committee will review the terms and provisions of the Code at least annually, and make amendments as necessary. Any amendments to the Code will be provided to you.

3.	A FEW KEY TERMS

Boldfaced terms have special meaning in this Code. The application of a particular Code requirement to you may hinge on the elements of the definition of these terms. See the Glossary at the end of this Code for definitions of these terms. In order to have a basic understanding of the Code, however, you must have an understanding of the terms “Covered Security”, “Beneficial Ownership” and “Investment Control” as used in the Code.

3.1.	Covered Security

This Code generally relates to transactions in and ownership of an investment that is a

Covered Security (defined under Sec. 2(a)(36) of the Investment Company Act 1940). Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes), any equivalent (such as ADRs, GDR’s, etc.), any derivative, instrument representing, or any rights relating to, a Covered Security, and any closely related security (such as certificates of participation, depository receipts, collateral–trust certificates, put and call options, warrants, and related convertible or exchangeable securities and securities indices). Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the U.S. government (e.g. GNMA obligations) are also considered Covered Securities under the Code.

Additionally, the shares of any investment company registered under the Investment Company Act and the shares of any collective investment vehicle (“CIV”), (e.g. SICAVs, OEICs, UCITs, etc.) that is advised, sub-advised, or distributed by Loomis Sayles, Natixis, or a Natixis affiliate (“Reportable Funds”) are deemed to be Covered Securities for purposes of certain provisions of the Code. Reportable Funds include open-end and closed-end funds and CIVs that are advised, sub-advised, or distributed by Loomis Sayles, Natixis, or a Natixis affiliate, but exclude money market funds. A current list of Reportable Funds is attached as Exhibit One and will be maintained on the firm’s intranet site under the Legal and Compliance page.

Explanatory Note:	While the definition of Reportable Funds encompasses funds or CIVs that are advised, sub-advised and/or distributed by Natixis and its affiliates, only those funds or CIVs advised or sub-advised by Loomis Sayles (“Loomis Advised Fund”) are subject to certain trading restrictions of the Code (specifically, the Short-Term Trading Profit and Round Trip Transaction restrictions). Please refer to Section 4.3 and 4.4 of the Code for further explanation of these trading restrictions. Additionally, Exhibit One distinguishes between those funds and CIVs that are only subject to reporting requirements under the Code (all Reportable Funds), and those that are subject to both the reporting requirements and the aforementioned trading restrictions (Loomis Advised Funds).

Shares of exchange traded funds (“ETFs”) and closed-end funds are deemed to be Covered Securities for the purposes of certain provisions of the Code. Broad based open-ended ETFs with either a market capitalization exceeding U.S. $1 billion OR an average daily trading volume exceeding 1 million shares (over a 90 day period); options on such ETFs, options on the indices of such ETFs; and ETFs that invest 80% of their assets in securities that are not subject to the pre-clearance requirements of the Code, are exempt from certain provisions of the Code (“Exempt ETFs”). A current list of Exempt ETFs is attached as Exhibit Two and will be maintained on the firm’s intranet site under the Legal and Compliance page.

Explanatory Note:	Broad based open-ended ETFs are determined by Personal Trading Compliance using Bloomberg data.

All Access Persons are expected to comply with the spirit of the Code, as well as the specific rules contained in the Code. Therefore, while the lists of Reportable Funds and Exempt ETFs are subject to change, it is ultimately the responsibility of all Access Persons to review these lists which can be found in Exhibit(s) One and Two, prior to making an investment in a Reportable Fund or ETF.

It should be noted that private placements, hedge funds and investment pools are deemed to be Covered Securities for purposes of the Code whether or not advised, sub-advised, or distributed by Loomis Sayles or a Natixis investment adviser. Investments in such securities are discussed under sections 4.12 and 5.2.

Please see Exhibit Three for the application of the Code to a specific Covered Security or instrument, including exemptions from pre-clearance.

3.2.	Beneficial Ownership

The Code governs any Covered Security in which an Access Person has any direct or indirect “Beneficial Ownership.” Beneficial Ownership for purposes of the Code means a direct or indirect “pecuniary interest” that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a Covered Security. The term “pecuniary interest” in turn generally means your opportunity directly or indirectly to receive or share in any profit derived from a transaction in a Covered Security, whether or not the Covered Security or the relevant account is in your name and regardless of the type of account (i.e. brokerage account, direct account, or retirement plan account). Although this concept is subject to a variety of U.S. Securities and Exchange Commission (“SEC”) rules and interpretations, you should know that you are presumed under the Code to have an indirect pecuniary interest as a result of:

●	ownership of a Covered Security by your spouse or minor children;

●	ownership of a Covered Security by a live-in partner who shares your household and combines his/her financial resources in a manner similar to that of married persons;

●	ownership of a Covered Security by your other family members sharing your household (including an adult child (even if that child is currently living away at a college/university), a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

●	your share ownership, partnership interest or similar interest in Covered Securities held by a corporation, general or limited partnership or similar entity you control;

●	your right to receive dividends or interest from a Covered Security even if that right is separate or separable from the underlying securities;

●	your interest in a Covered Security held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

●	your right to acquire a Covered Security through the exercise or conversion of a “derivative Covered Security.”

In addition, life events such as marriage, death of a family member (i.e., inheritance), etc. may result in your acquiring Beneficial Ownership and/or Investment Control over accounts previously belonging to others. Therefore, any Covered Security, including Reportable Funds, along with any account that holds or can hold a Covered Security, including Reportable Funds, in which you have a Beneficial Ownership and/or Investment Control, as described in Section 3.2 and Section 3.3 of the Code, resulting from marriage or other life event must be reported to Personal Trading Compliance promptly, and no later than the next applicable quarterly reporting period.

Explanatory Note:	All accounts that hold or can hold a Covered Security in which an Access Person has Beneficial Ownership are subject to the Code (such accounts include, but are not limited to, personal brokerage accounts, mutual fund accounts, accounts of your spouse, accounts of minor children living in your household, Family of Fund accounts, transfer agent accounts holding mutual funds or book entry shares, IRAs, 401Ks, trusts, DRIPs, ESOPs, etc.).

Please see Exhibit Four for specific examples of the types of interests and accounts subject to the Code.

3.3.	Investment Control

The Code governs any Covered Security in which an Access Person has direct or indirect “Investment Control.” The term Investment Control encompasses any influence (i.e., power to manage, trade, or give instructions concerning the investment disposition of assets in the account or to approve or disapprove transactions in the account), whether sole or shared, direct or indirect, you exercise over the account or Covered Security.

You should know that you are presumed under the Code to have Investment Control as a result of having:

●	Investment Control (sole or shared) over your personal brokerage account(s);

●	Investment Control (sole or shared) over an account(s) in the name of your spouse or minor children, unless, you have renounced an interest in your spouse’s assets (subject to the approval of the Chief Compliance Officer);

●	Investment Control (sole or shared) over an account(s) in the name of any family member, friend or acquaintance;

●	Involvement in an Investment Club;

●	Trustee power over an account(s); and

●	The existence and/or exercise of a power of attorney over an account.

Please see Exhibit Four for specific examples of the types of interests and accounts subject to the Code.

3.4.	Maintaining Personal Accounts

All Access Persons that reside within the U.S.(“Loomis US Access Persons”), who have personal accounts that hold or can hold Covered Securities in which they have direct or indirect Investment Control and Beneficial Ownership are required to maintain such accounts at one of the following firms: Ameriprise, Baird, Bank of America/Merrill Lynch, Charles Schwab, Citi Personal Wealth Management, Fidelity Investments, Interactive Brokers, JP Morgan Chase & Co., LPL Financial, MML Investor Services, Morgan Stanley Smith Barney, Robinhood, UBS, Vanguard, or Wells Fargo (collectively, the “Select Brokers”). Additionally, an Access Person may only purchase and hold shares of Reportable Funds through either: a Select Broker; directly from the Reportable Fund’s through its transfer agent, or through one or more of Loomis Sayles’ retirement plans, unless an exception to the Select Broker requirement, as described below, is granted.

Accounts in which the Loomis US Access Person only has either Investment Control or Beneficial Ownership; certain retirement accounts with the Loomis US Access Person’s prior employer; accounts managed by an outside adviser in which the Loomis US Access Person exercises no investment discretion; accounts in which the Loomis US Access Person’s spouse is employed by another investment firm and must abide by that firm’s Code of Ethics; and/or the retirement accounts of a Loomis US Access Person’s spouse may be maintained with a firm other than the Select Brokers upon the prior written approval of Personal Trading Compliance or the Chief Compliance Officer. In these cases, Loomis US Access Persons are responsible for ensuring that Personal Trading Compliance receives duplicate confirms as and when transactions are executed in such accounts, and statements on a monthly basis, if available, or at least quarterly for non-Select Brokers. In addition, Personal Trading Compliance or the Chief Compliance Officer may grant exemptions to the Select Broker requirement for accounts not used for general trading purposes such as ESOPs, DRIPs, securities held physically or in book entry form, family of fund accounts or situations in which the Loomis US Access Person has a reasonable hardship for not maintaining their accounts with a Select Broker.

Access Persons with a residence outside the U.S., are exempt from maintaining their personal accounts at a Select Broker. However, such Access Persons are responsible for ensuring that Personal Trading Compliance receives duplicate confirms as and when transactions are executed in such accounts, and statements on a monthly basis, if available, or at least quarterly.

All Access Persons must receive pre-clearance approval from Personal Trading Compliance prior to the opening of any new personal accounts that can hold Covered Securities in which the Access Person has direct or indirect Investment Control or Beneficial Ownership. This includes Select Broker accounts. In addition, the opening of all reportable accounts must also be reported to Personal Trading Compliance as set forth in Section 6.2 and Section 6.3 of the Code.

Finally, Access Persons must inform the Select Broker or other financial institution of his/her association with Loomis Sayles during the account opening process.

Explanatory Note:	While certain accounts may be granted an exemption from certain provisions of the Code, inclusive of the Select Broker requirement, they are still subject to the reporting requirements of the Code and may be subject to the pre-clearance requirements of the Code (e.g. joint accounts) as set forth in Section 4.1 of the Code. The terms of a specific exemption will be outlined in an exemption memorandum which is issued to the Access Person by Personal Trading Compliance. An Access Person’s failure to abide by the terms and conditions of an account exemption issued by Personal Trading Compliance could result in a violation of the Code.

4.	SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING

The following are substantive prohibitions and restrictions on Access Persons’ personal trading and related activities. In general, the prohibitions set forth below relating to trading activities apply to accounts holding Covered Securities in which an Access Person has Beneficial Ownership and Investment Control.

4.1.	Pre-clearance

Each Access Person must pre-clear through the FIS Employee Compliance Management system (“ECM”) all Volitional transactions in Covered Securities (i.e. transactions in which the Access Person has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold) in which he or she has Investment Control and in which he or she has or would acquire Beneficial Ownership. Exceptions to the pre-clearance requirement include, but are not limited to: Open-ended mutual funds and CIVs meeting the criteria described below, Exempt ETFs listed in Exhibit Two, and US Government Agency bonds (i.e. GNMA, FNMA, FHLMC), as set forth in Exhibit(s) Three and Five.

Explanatory Note:	A CIV is exempt from pre-clearance under the following conditions: issues shares that shareholders have the right to redeem on demand; calculates an NAV on a daily basis in a manner consistent with the principles of Section 2(a)(41) of the 1940 Act and Rule 2a-4 thereunder; issues and redeems shares at the NAV next determined after receipt of the relevant purchase or redemption order consistent with the “forward pricing” principles of Rule 22c-1 under the 1940 Act; and there is no secondary market for the shares of the CIV.

Explanatory Note:	Futures, options and swap transactions in Covered Securities must be manually pre-cleared by Personal Trading Compliance since ECM cannot handle such transactions. Initial public offerings, private placement transactions, including hedge funds whether or not they are advised, sub-advised, or distributed by Loomis Sayles or a Natixis investment adviser, participation in investment clubs and private pooled vehicles require special pre-clearance as detailed under Sections 4.11, 4.12 and 5.2 of the Code.

Explanatory Note:	Broad based open-ended ETFs with either a market capitalization exceeding $1billion OR an average daily trading volume exceeding 1 million shares (over a 90 day period); options on such ETFs, options on the indices of such ETFs; and ETFs that invest 80% of their assets in securities that are not subject to the pre-clearance requirements of the Code, are exempt from the pre-clearance and trading restrictions set forth in Sections 4.1, 4.3, 4.5, 4.6, 4.7, 4.9, and 4.10 of the Code. A list of the Exempt ETFs is provided in Exhibit Two of the Code. All closed end-funds, closed-end ETFs, sector based/narrowly defined ETFs and broad based open-ended ETFs with a market capitalization below U.S. $1 billion AND an average daily trading volume below 1 million shares (over a 90 day period) are subject to the pre-clearance and trading restrictions detailed under Section 4 of the Code.

All closed-end funds and ETFs, including those Exempt ETFs and their associated options as described above, are subject to the reporting requirements detailed in Section 6 of the Code.

Any transaction approved pursuant to the pre-clearance request procedures must be executed by the end of the trading day on which it is approved unless Personal Trading Compliance extends the pre-clearance for an additional trading day. If the Access Person’s trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the pre-clearance will lapse and the Access Person may not trade without again seeking and obtaining pre-clearance of the intended trade.

For Access Persons with a U.S. residence, pre-clearance requests can only be submitted through ECM and/or to Personal Trading Compliance Monday – Friday from 9:30am-4:00pm Eastern Standard Time. Access Persons with a residence outside the U.S. will be given separate pre-clearance guidelines instructing them on the availability of ECM and Personal Trading Compliance support hours.

If after pre-clearance is given and before it has lapsed, an Access Person becomes aware that a Covered Security as to which he or she obtained pre-clearance has become the subject of a buy or sell order, or is being considered for purchase or sale for a client account, the Access Person who obtained the pre-clearance must consider the pre-clearance revoked and must notify Personal Trading Compliance immediately. If the transaction has already been executed before the Access Person becomes aware of such facts, no violation will be considered to have occurred as a result of the Access Person’s transaction.

If an Access Person has actual knowledge that a requested transaction is nevertheless in violation of this Code or any provision thereof, approval of the request will not protect the Access Person’s transaction from being considered in violation of the Code. The Chief Compliance Officer or Personal Trading Compliance may deny or revoke pre-clearance for any reason that is deemed to be consistent with the spirit of the Code.

4.2.	Good Until Canceled and Limit Orders

No Access Person shall place a “good until canceled,” “limit” or equivalent order with his/her broker except that an Access Person may utilize a “day order with a limit” so long as the transaction is consistent with provisions of this Code, including the pre-clearance procedures. All orders must expire at the end of the trading day on which they are pre-cleared unless otherwise extended by Personal Trading Compliance.

4.3.	Short Term Trading Profits

No Access Person may profit from the Volitional purchase and sale, or conversely the Volitional sale and purchase, of the same or equivalent Covered Security (including Loomis Advised Funds) within 60 calendar days (unless the sale involved shares of a Covered Security that were acquired more than 60 days prior). Hardship exceptions may be requested (in advance) from Personal Trading Compliance.

An Access Person may sell a Covered Security (including Loomis Advised Funds) or cover an existing short position at a loss within 60 calendar days. Such requests must be submitted through the ECM System and to Personal Trading Compliance for approval because the ECM System does not have the capability to determine whether the Covered Security will be sold at a gain or a loss.

Explanatory Note:	For purposes of calculating the 60 day holding period, the trade date of a given purchase or sale is deemed to be day zero. 60 full days must pass before an Access Person can trade that same Covered Security for a profit and therefore, allowing the Access Person to do so on the 61st day.

Explanatory Note:	The Short Term Trading Profits provision is applicable to transactions that are executed across all of an Access Person’s accounts. For example, if an Access Person sold shares of ABC in his/her Fidelity brokerage account today, that Access Person would not be allowed to buy shares of ABC in his/her Charles Schwab IRA account at a lower price within 60 days following the sale.

Explanatory Note:	Please refer to Exhibit One for a current list of Loomis Advised Funds. Please also note that all closed-end funds are subject to the trading restrictions of Section 4.3 of the Code.

4.4.	Restrictions on Round Trip Transactions in Loomis Advised Funds

In addition to the 60 day holding period requirement for purchases and sales of Loomis Advised Funds, an Access Person is prohibited from purchasing, selling and then re-purchasing shares of the same Loomis Advised Fund within a 90 day period (“Round Trip Restriction”). The Round Trip Restriction does not limit the number of times an Access Person can purchase a Loomis Advised Fund or sell a Loomis Advised Fund during a 90 day period. In fact, subject to the holding period requirement described above, an Access Person can purchase a Loomis Advised Fund (through one or multiple transactions) and can liquidate their position in that fund (through one or several transactions) during a 90 day period. However, an Access Person cannot then reacquire a position in the same Loomis Advised Fund previously sold within the same 90 day period.

The Round Trip Restriction will only apply to Volitional transactions in Loomis Advised Funds. Therefore, shares of Loomis Advised Funds acquired through a dividend reinvestment or dollar cost averaging program, and automatic monthly contributions to the firm’s 401K plan will not be considered when applying the Round Trip Restriction.

Finally, all Volitional purchase and sale transactions of Loomis Advised Funds, in any share class and in any employee account (i.e., direct account with the Loomis Advised Fund, Select Broker account, 401K account, etc.) will be matched for purposes of applying the Round Trip Restriction.

Explanatory Note:	Only Loomis Advised Funds are subject to Section 4.4 of the Code. Please refer to Exhibit One for a current list of Loomis Advised Funds.

4.5.	Derivatives

No Access Person shall use derivatives, including but not limited, to options, futures, swaps or warrants on a Covered Security to evade the restrictions of the Code. In other words, no Access Person may use derivative transactions with respect to a Covered Security if the Code would prohibit the Access Person from taking the same position directly in the underlying Covered Security.

Explanatory Note:	When transacting in derivatives, Access Persons must pre-clear the derivative and the underlying security in ECM as well as receive manual approval from Personal Trading Compliance before executing their transaction. Please note that options on Exempt ETFs and the underlying index of the ETF, as well as futures on currencies, commodities, cash instruments (such as loans or deposits), stock indexes and interest rates do not require pre-clearance, but do require reporting. For more detailed information, please see Section 4.1 of the Code.

Explanatory Note:	Futures and Options on virtual currency (e.g., Bitcoin, Ethereum) are exempt from pre-clearance and the Code’s trading restrictions, similar to futures and options on other currencies, but they are subject to the Code’s reporting requirements. Futures and Options on an Initial Coin Offering require pre-clearance, reporting and are subject to the Code’s trading restrictions.

Explanatory Note:	Entering into Financial Spread Betting or Contract for Difference transactions, the act of taking a bet on the price movement of a security or underlying index is strictly prohibited under the Code.

4.6.	Short Sales

No Access Person may purchase a put option, sell a call option, sell a Covered Security short or otherwise take a short position in a Covered Security then being held long in a Loomis Sayles client account, unless, in the cases of the purchase of a put or sale of a call option, the option is on a broad based index.

Explanatory Note:	If an Access Person seeks pre-clearance to purchase a put option or sell a call option to hedge an existing long position in the same underlying securities, Personal Trading Compliance will compare the value of the underlying long position to the option to determine whether the Access Person’s net position would be long or short. If short, the option transaction will be denied.

4.7.	Competing with Client Trades

Loomis Asia is required to give priority to Loomis Sayles’ client orders. Loomis Asia cannot purchase or sell securities that are permitted to be traded on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) or on the securities market of any recognized market operator in Singapore if it were to act as a principal or on behalf of a person associated with or connected to Loomis Asia, where a client of Loomis Sayles who is not associated with or connected to Loomis Asia has instructed Loomis Asia to purchase or sell securities of the same class and Loomis Asia has not complied with the instruction. In addition, Loomis Asia must also accord priority to transactions for the purchase or sale of securities or to investments made on behalf of clients, over those made for the following persons: (i) Loomis Asia; (ii) Loomis Asia’s associated persons; (iii) Loomis Asia’s officers; (iv) Loomis Asia’s employees; (v) Loomis Asia’s representatives; (vi) any person whom Loomis Asia knows to be an associated person of the persons in (iii), (iv) or (v).

However, neither Loomis Asia nor its employees will act in a principal capacity.

Except as set forth in Section 4.8, an Access Person may not, directly or indirectly, purchase or sell a Covered Security (Reportable Funds are not subject to this rule.) when the Access Person knows, or reasonably should have known, that such Covered Securities transaction competes in the market with any actual or considered Covered Securities transaction for any client of Loomis Sayles, or otherwise acts to harm any Loomis Sayles client’s Covered Securities transactions.

Generally pre-clearance will be denied if:

●	a Covered Security or a closely related Covered Security is the subject of a pending “buy” or “sell” order for a Loomis Sayles client until that buy or sell order is executed or withdrawn.

●	the Covered Security is being considered for purchase or sale for a Loomis Sayles client, until that security is no longer under consideration for purchase or sale.

The ECM System has the information necessary to deny pre-clearance if any of these situations apply. Therefore, if you receive an approval in ECM, you may assume the Covered Security is not being considered for purchase or sale for a client account unless you have actual knowledge to the contrary, in which case the pre-clearance you received is null and void. For Covered Securities requiring manual pre-clearance (i.e. futures, options and other derivative transactions in Covered Securities), the applicability of such restrictions will be determined by Personal Trading Compliance upon the receipt of the pre-clearance request.

4.8.	Large Cap/De Minimis Exemption

An Access Person who wishes to make a trade in a Covered Security that would otherwise be denied pre-clearance solely because the Covered Security is under consideration or pending execution for a client, as provided in Section 4.7, will nevertheless receive approval when submitted for pre-clearance provided that:

●	the issuer of the Covered Security in which the Access Person wishes to transact has a market capitalization exceeding U.S. $5 billion (a “Large Cap Security”); AND

●	the aggregate amount of the Access Person’s transactions in that Large Cap Security on that day across all personal accounts does not exceed $10,000 USD.

Such transactions will be subject to all other provisions of the Code.

4.9.	Investment Person Seven-Day Blackout Rule

No Investment Person shall, directly or indirectly, purchase or sell any Covered Security (Reportable Funds are not subject to this rule) within a period of seven (7) calendar days (trade date being day zero) before and after the date that a Loomis Sayles client, with respect to which he or she has the ability to influence investment decisions or has prior investment knowledge regarding associated client activity, has purchased or sold such Covered Security or a closely related Covered Security. It is ultimately the Investment Person’s responsibility to understand the rules and restrictions of the Code and to know what Covered Securities are being traded in his/her client(s) account(s) or any account(s) with which he/she is associated.

Explanatory Note:	The “seven days before” element of this restriction is based on the premise that an Investment Person who has the ability to influence investment decisions or has prior investment knowledge regarding associated client activity can normally be expected to know, upon execution of his or her personal trade, whether any client as to which he or she is associated, has traded, or will be trading in the same or closely related Covered Security within seven days of his or her personal trade. Furthermore, an Investment Person who has the ability to influence investment decisions has a fiduciary obligation to recommend and/or affect suitable and attractive trades for clients regardless of whether such trades may cause a prior personal trade to be considered an apparent violation of this restriction. It would constitute a breach of fiduciary duty and a violation of this Code to delay or fail to make any such recommendation or transaction in a client account in order to avoid a conflict with this restriction.

It is understood that there may be particular circumstances (i.e. news on an issuer, a client initiated liquidation, subscription or rebalancing) that may occur after an Investment Person’s personal trade which gives rise to an opportunity or necessity for an associated client to trade in that Covered Security which did not exist or was not anticipated by that person at the time of that person’s personal trade. Personal Trading Compliance will review all extenuating circumstances which may warrant the waiving of any remedial actions in a particular situation involving an inadvertent violation of this restriction. In such cases, an exception to the Investment Person Seven-Day Blackout Rule will be granted upon approval by the Chief Compliance Officer.

The Chief Compliance Officer, or designee thereof, may grant a waiver of the Investment Person Seven-Day Blackout Rule if the Investment Person’s proposed transaction is conflicting with client “cash flow” trading in the same security (i.e., purchases of a broad number of portfolio securities in order to invest a capital addition to the account or sales of a broad number of securities in order to generate proceeds to satisfy a capital withdrawal from the account). Such “cash flow” transactions are deemed to be non-volitional at the security level since they do not change the weighting of the security being purchased or sold in the client’s portfolio.

Explanatory Note:	The trade date of an Investment Person’s purchase or sale is deemed to be day zero. Any associated client trade activity executed, in either that Covered Security or a closely related Covered Security, 7 full calendar days before or after an Access Person’s trade will be considered a violation of the Investment Person Seven-Day Blackout Rule. For example, if a client account purchased shares of company ABC on May 4th, any Access Person who is associated with that client account cannot trade ABC in a personal account until May 12th without causing a potential conflict with the Investment Person Seven-Day Blackout Rule.

Explanatory Note:	While the Investment Person Seven-Day Blackout Rule is designed to address conflicts between Investment Persons and their clients, it is the fiduciary obligation of all Access Persons to not effect trades in their personal account if they have prior knowledge of client trading or pending trading activity in the same or equivalent securities. The personal trade activity of all Access Persons is monitored by Personal Trading Compliance for potential conflicts with client trading activity.

4.10.	Research Recommendations

The Loomis Sayles Fixed Income Research Analysts issue “Buy,” “Sell,” and “Hold” recommendations on the fixed income securities that they cover. The Equity products have their own Research Analysts that provide recommendations to their respective investment teams. Collectively the fixed income and equity recommendations and equity price targets are hereinafter referred to as “Recommendations”.

Recommendations are intended to be used for the benefit of the firm’s clients. It is also understood Access Persons may use Recommendations as a factor in the investment decisions they make in their personal and other brokerage accounts that are covered by the Code. The fact that Recommendations may be used by the firm’s investment teams for client purposes and Access Persons may use them for personal reasons creates a potential for conflicts of interests. Therefore, the following rules apply to Recommendations:

●   During the three (3) business day period before a Research Analyst issues a recommendation on a Covered Security, that the Research Analyst has reason to believe that his/her Recommendation is likely to result in client trading in the Covered Security, the Research Analyst may not purchase or sell said Covered Security for any of his/her personal brokerage accounts or other accounts covered by the Code.

Explanatory Note:	It is understood that there may be particular circumstances such as a news release, change of circumstance or similar event that may occur after a Research Analyst’s personal trade which gives rise to a need, or makes it appropriate, for the Research Analyst to issue a Recommendation on said Covered Security. A Research Analyst has an affirmative duty to make unbiased Recommendations and issue reports, both with respect to their timing and substance, without regard to his or her personal interest in the Covered Security. It would constitute a breach of a Research Analyst’s fiduciary duty and a violation of this Code to delay or fail to issue a Recommendation in order to avoid a conflict with this restriction.

Personal Trading Compliance will review any extenuating circumstances which may warrant the waiving of any remedial sanctions in a particular situation involving an inadvertent violation of this restriction.

●   Access Persons are prohibited from using a Recommendation for purposes of transacting in the Covered Security covered by the Recommendation in their personal accounts and other accounts covered by the Code until such time Loomis Sayles’ clients have completed their transactions in said securities in order to give priority to Loomis Sayles’ clients’ best interests.

Explanatory Note:	Personal Trading Compliance utilizes various automated reports to monitor Access Persons’ trading in Covered Securities relative to Recommendations and associated client transactions. It also has various tools to determine whether a Recommendation has been reviewed by an Access Person. An Access Person’s trading in a Covered Security following a Recommendation and subsequent client trading in the same security and in the same direction will be deemed a violation of the Code unless Personal Trading Compliance determines otherwise.

4.11.	Initial Public Offerings

Investing in Initial Public Offerings of Covered Securities is prohibited unless such opportunities are connected with your prior employment compensation (i.e. options, grants, etc.) or your spouse’s employment compensation. No Access Person may, directly or indirectly, purchase any securities sold in an Initial Public Offering without obtaining prior written approval from the Chief Compliance Officer.

4.12.	Private Placement Transactions

No Access Person may, directly or indirectly, purchase any Covered Security offered and sold pursuant to a Private Placement Transaction, including hedge funds and Initial Coin Offerings (“ICO”), including Coins and Tokens offered through an ICO structure, without obtaining the advance written approval of Personal Trading Compliance, the Chief Compliance Officer and the applicable Access Person’s supervisor or other appropriate member of senior management. In addition to addressing potential conflicts of interest between the Access Person’s Private Placement Transaction and the firm’s clients’ best interests, the pre-clearance of Private Placements is designed to determine whether the Access Person may come into possession of material non-public information (“MNPI”) on a publicly traded company as a result of the Private Placement.

A Private Placement Transaction approval must be obtained by completing an automated Private Placement Pre-clearance Form which can be found on the Legal and Compliance Intranet Homepage under ‘Personal Trading Compliance Forms’.

Explanatory Note:	If you have been authorized to acquire a Covered Security in a Private PlacementTransaction, you must disclose to Personal Trading Compliance if you are involved in a client’s subsequent consideration of an investment in the issuer of the Private Placement, even if that investment involves a different type or class of Covered Security. In such circumstances, the decision to purchase securities of the issuer for a client must be independently reviewed by an Investment Person with no personal interest in the issuer.

The purchase of additional shares, (including mandatory capital calls), or the subsequent sale (partial or full) of a previously approved Private Placement, must receive pre-clearance approval from the Chief Compliance Officer. In addition, all transactions in Private Placements must be reported quarterly and annually as detailed in Section 6 of the Code.

Explanatory Note:	To submit a pre-clearance request for subsequent trade activity in a Private Placement, Access Persons must complete the automated Private Placement Pre-clearance Form which will be reviewed by Personal Trading Compliance to ensure there are no conflicts with any underlying Code provisions including the Short-Term Trading Rule.

4.13.	Insider Trading

At the start of an Access Person’s engagement with Loomis Sayles, and annually thereafter, each Access Person must acknowledge his/her understanding of and compliance with the Loomis Sayles Insider Trading Policies and Procedures. The firm’s policy is to refrain from trading or recommending trading when in the possession of MNPI. Some examples of MNPI may include:

●	Earnings estimates or dividend changes
●	Positive or negative forthcoming news about an issuer
●	Supplier discontinuances
●	Mergers or acquisitions
●	Regulatory Actions

If an Access Person receives or believes that he/she may have received MNPI with respect to a company, the Access Person must contact the Chief Compliance Officer or General Counsel immediately, and must not:

●	purchase or sell that security in question, including any derivatives of that security;
●	recommend the purchase or sale of that security, including any derivatives of that security; or
●	relate the information to anyone other than the Chief Compliance Officer or General Counsel of Loomis Sayles.

If it has been determined that an Access Person has obtained MNPI on a particular company, its securities will generally be placed on the firm’s Restricted List thereby restricting trading by the firm’s client accounts and Access Persons, unless a firewall can be put in place in accordance with Loomis Sayles’ Insider Trading Policies and Procedures.

In addition, under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), Loomis Asia is required under the Notice on Reporting of Misconduct of Representatives by Holders of Capital Markets Services License and Exempt Financial Institutions to report to the Monetary Authority of Singapore (“MAS”) upon discovery of, inter alia, any involvement of its representatives in market misconduct or insider trading.

The Market Abuse Regulation (“MAR”) requires that firms and individuals report suspicious transactions and orders (STORs), as defined in Article 16 of MAR, as well as attempted market abuse, to the FCA, without delay. The STOR report should be submitted via the FCA’s Connect system.

Separately, Access Persons must inform Personal Trading Compliance if a spouse, partner and/or immediate family member (“Related Person”) is an officer and/or director of a publicly traded company in order to enable Personal Trading Compliance to implement special pre-clearance procedures for said Access Persons in order to prevent insider trading in the Related Person’s company’s securities.

Explanatory Note:	An Access Person may not trade in the securities of a company with which a Related Person is associated without receiving prior approval from Personal Trading Compliance in order to ensure that the Access Person is not trading while in possession of material non-public information relating to the company.

Access Persons should refer to the Loomis Sayles Insider Trading Policies and Procedures which are available on the Legal and Compliance homepage of the firm’s Intranet, for complete guidance on dealing with MNPI.

4.14.	Restricted and Concentration List

The Loomis Sayles Restricted and Concentration List (“Restricted List”) is designed to restrict Loomis Sayles and/or Access Persons from trading in or recommending, the securities of companies on the Restricted List for client and/or Access Persons personal accounts. Companies may be added to the Restricted List if Loomis Sayles comes into possession of MNPI about a company. A company’s securities can also be added to the Restricted List due to the size of the aggregate position Loomis Sayles’ clients may have in the company. Finally, there may be regulatory and/or client contractual restrictions that may prevent Loomis Sayles from purchasing securities of its affiliates, and as a result, the securities of all publicly traded affiliates of Loomis Sayles will be added to the Restricted List. No conclusion should be drawn from the addition of an issuer to the Restricted List. The Restricted List is confidential, proprietary information which must not be distributed outside of the firm.

At times, an Access Person may have possession of MNPI on a specific company as a result of his/her being behind a firewall. In such cases, Personal Trading Compliance will create a specialized Restricted List in ECM for the Access Person behind the wall in order to prevent trading in the company’s securities until such time as the Chief Compliance Officer has deemed the information in the Access Person’s possession to be in the public domain or no longer material.

If a security is added to either the Loomis Sayles firm-wide Restricted List or an individual or group Access Person Restricted List, Access Persons will be restricted from purchasing or selling all securities related to that issuer until such time as the security is removed from the applicable Restricted List. The ECM System has the information necessary to deny pre-clearance if these situations apply.

4.15.	Loomis Sayles Hedge Funds

From time to time Loomis Sayles may manage hedge funds, and Access Persons of Loomis Sayles, including the hedge fund’s investment team and supervisors thereof may make personal investments in such hedge funds. At times, especially during the early stages of a new hedge fund, there may be a limited number of outside investors (i.e., clients and non-employee individual investors) in such funds. In order to mitigate the appearance that investing personally in a hedge fund can potentially be used as a way to benefit from certain trading practices that would otherwise be prohibited by the Code if Access Persons engaged in such trading practices in their personal accounts, investment team members of a hedge fund they manage are individually required to limit their personal investments in such funds to no more than 20% of the hedge funds’ total assets. In addition, the supervisor of a hedge fund investment team must limit his/her personal investment in such hedge fund to no more than 25% of the hedge fund’s total assets.

By limiting the personal interests in the hedge fund by their investment teams and their supervisors in this manner, all of the portfolio trading activity of the Loomis Sayles hedge funds is deemed to be exempt from the pre-clearance and trading restrictions of the Code.

4.16.	Exemptions Granted by the Chief Compliance Officer

Subject to applicable law, Personal Trading Compliance or the Chief Compliance Officer may from time to time grant exemptions, other than or in addition to those described in Exhibit Five, from the trading restrictions, pre-clearance requirements or other provisions of the Code with respect to particular individuals such as non-employee directors, consultants, temporary employees, interns or independent contractors, and types of transactions or Covered Securities, where, in the opinion of the Chief Compliance Officer, such an exemption is appropriate in light of all the surrounding circumstances.

In situations where the CCO or Personal Trading Compliance may have a familial relationship with an Access Person covered by the Code, the CCO or Personal Trading Compliance member will abstain in the review and potential approval of any investment related activity for that Access Person, and such review and approval will be conducted by a Personal Trading Compliance professional that does not have a familial relationship with the Access Person.

5.	PROHIBITED OR RESTRICTED ACTIVITIES

5.1.	Public Company Board Service and Other Affiliations

To avoid conflicts of interest, MNPI and other compliance and business issues, Loomis Sayles prohibits Access Persons from serving as officers or members of the board of any publicly traded entity. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of Loomis Sayles.

In addition, in order to identify potential conflicts of interests, compliance and business issues, before accepting any service, employment, engagement, connection, association, or affiliation in or within any enterprise, business or otherwise, (herein after, collectively “Outside Activity(ies)”), an Access Person must obtain the advance written approval of Personal Trading Compliance, the Chief Compliance Officer and the applicable Access Person’s supervisor or other appropriate member of senior management.

To pre-approve an Outside Activity the Access Person must complete the Outside Activity Form, that can be found within the ‘Important Links’ section of the ECM Homepage. In determining whether to approve such Outside Activity, Personal Trading Compliance and the Chief Compliance Officer will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on Loomis Sayles’ ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of Loomis Sayles’ or the Access Person’s duties to clients. Loomis Asia Compliance will also be involved in this review process to be alerted on activities that require prompt notifications to MAS.

Explanatory Note:	Examples of Outside Activities include, but are not limited to, family businesses, acting as an officer, partner or trustee of an organization or trust, political positions, second jobs, professional associations, etc. Outside Activities that are not covered by the Code are activities that involve a charity or foundation, as long as you do not provide investment or financial advice to the organization. Examples would include: volunteer work, homeowners’ organizations (such as condos or coop boards), or other civic activities.

5.2.	Participation in Investment Clubs and Private Pooled Vehicles

No Access Person shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not an SEC registered open-end mutual fund) without the express permission of Personal Trading Compliance, the Chief Compliance Officer and the applicable Access Person’s supervisor or other appropriate member of senior management, whether or not the investment vehicle is advised, sub-advised or distributed by Loomis Sayles or a Natixis investment adviser.

6.	REPORTING REQUIREMENTS

6.1.	Initial Holdings Reporting, Account Disclosure and Acknowledgement of Code

Within 10 days after becoming an Access Person, each Access Person must file with Personal Trading Compliance, a report of all Covered Securities holdings (including holdings of Reportable Funds) in which such Access Person has Beneficial Ownership or Investment Control. The information contained therein must be current as of a date not more than 45 days prior to the individual becoming an Access Person.

Additionally, within 10 days of becoming an Access Person, such Access Person must report all brokerage or other accounts that hold or can hold Covered Securities in which the Access Person has Beneficial Ownership or Investment Control. The information must be as of the date the person became an Access Person. An Access Person can satisfy these reporting requirements by providing Personal Trading Compliance with a current copy of his or her brokerage account or other account statements, which hold or can hold Covered Securities. An automated Initial Code of Ethics Certification and Disclosure Form can be found on the Legal and Compliance Intranet Homepage under ‘Personal Trading Compliance Forms’. This form must be completed and submitted to Personal Trading Compliance by the Access Person within 10 days of becoming an Access Person. The content of the Initial Holdings information must include, at a minimum, the title and type of security, the ticker symbol or CUSIP or ISIN, number of shares, and principal amount of each Covered Security (including Reportable Funds) and the name of any broker, dealer or bank with which the securities are held. With the exception of the Access Persons of Loomis Asia and Loomis UK, newly hired Access Persons must close existing non-Select brokerage accounts and transfer the assets to a Select Broker within 30 days of their start date at Loomis Sayles, unless the Access Person receives written approval from Personal Trading Compliance or the Chief Compliance Officer to maintain his/her account(s) at a non-Select Broker.

Explanatory	Note: Loomis Sayles treats all of its employees and certain consultants as Access Persons. Therefore, you are deemed to be an Access Person as of the first day you begin working for the firm.

Explanatory Note:	Types of accounts in which Access Persons are required to report include, but are not limited to: personal brokerage accounts, mutual fund accounts, accounts of your spouse, accounts of your partner, accounts of minor children living in your household, accounts of your adult children (18 years or older) living at college / university, Family of Fund accounts, transfer agent accounts holding mutual funds or book entry shares, pension accounts, cash management accounts (e.g. checking, savings, ATM or other banking accounts that allow transactions and holdings in Covered Securities), microsavings and mobile based application accounts, IRAs, 401Ks, trusts, DRIPs, ESOPs etc. that either hold or can hold Covered Securities (including Reportable Funds). In addition, physically held shares of Covered Securities must also be reported. An Access Person should contact Personal Trading Compliance if they are unsure as to whether an account or personal investment is subject to reporting under the Code so the account or investment can be properly reviewed.

At the time of the initial disclosure period, each Access Person must also submit information pertaining to:

●	His/her participation in any Outside Activity as described in Section 5.1 of the Code;

●	His/her participation in an Investment Club as described in Section 5.2 of the Code;

●	Holdings in Private Placements including hedge funds; and

●	A Related Person that is an officer and/or director of a publicly traded company; if any.

Upon becoming an Access Person, each Access Person will receive a copy of the Code, along with the Loomis Sayles Insider Trading Policies and Procedures and Loomis Sayles Gifts, Business Entertainment and Political Contributions Policies and Procedures. Within the 10 day initial disclosure period and annually thereafter, each Access Person must acknowledge that he or she has received, read and understands the aforementioned policies and recognize that he or she is subject hereto, and certify that he or she will comply with the requirements of each.

6.2.	Brokerage Confirmations and Brokerage Account Statements

Each Access Person must notify Personal Trading Compliance immediately upon the opening of an account that holds or may hold Covered Securities (including Reportable Funds), in which such Access Person has Beneficial Ownership or Investment Control. In addition, if an account has been granted an exemption to the Select Broker requirement and/or the account is unable to be added to the applicable Select Broker’s daily electronic broker feed, which supplies ECM with daily executed confirms and positions, Personal Trading Compliance will instruct the broker dealer of the account to provide it with duplicate copies of the account’s confirmations and statements. If the broker dealer cannot provide Personal Trading Compliance with confirms and statements, the Access Person is responsible for providing Personal Trading Compliance with copies of such confirms as and when transactions are executed in the account, and statements on a monthly basis, if available, but no less than quarterly. Upon the opening of an account, an automated Personal Account Reporting Form must be completed and submitted to Personal Trading Compliance. This form can be found on the Legal and Compliance Intranet Homepage under ‘Personal Trading Compliance Forms’.

Explanatory Note:	If the opening of an account is not reported immediately to Personal Trading Compliance, but is reported during the corresponding quarterly certification period, and there has not been any trade activity in the account, then the Access Person will be deemed to have not violated its reporting obligations under this Section of the Code.

Explanatory Note:	For those accounts that are maintained at a Select Broker and are eligible for the broker’s daily electronic confirm and position feed, Access Persons do not need to provide duplicate confirms and statements to Personal Trading Compliance. However, it is the Access Person’s responsibility to accurately review and certify their quarterly transactions and annual holdings information in ECM, and to promptly notify Personal Trading Compliance if there are any discrepancies.

6.3.	Quarterly Transaction Reporting, Account Disclosure and Related Person of a Public Company Certification

Utilizing ECM, each Access Person must file a report of all Volitional transactions in Covered Securities (including Volitional transactions in Reportable Funds) made during each calendar quarterly period in which such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership of a Covered Security (even if such Access Person has no direct or indirect Investment Control over such Covered Security), or as to which the Access Person has any direct or indirect Investment Control (even if such Access Person has no Beneficial Ownership in such Covered Security). Non-volitional transactions in Covered Securities (including Reportable Funds) such as automatic monthly payroll deductions, changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging programs, and transactions made within the Guided Choice Program are still subject to the Code’s quarterly reporting requirements. If no transactions in any Covered Securities were effected during a quarterly period by an Access Person, such Access Person shall nevertheless submit a report through ECM within the time frame specified below stating that no reportable securities transactions were affected. The following information will be available in electronic format for Access Persons to verify on their Quarterly Transaction report:

The date of the transaction, the title of the security, ticker symbol, CUSIP or ISIN, number of shares, and principal amount of each reportable security, nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), the price of the transaction, and the name of the broker, dealer or bank with which the transaction was effected. However, the Access Person is responsible for confirming the accuracy of this information and informing Personal Trading Compliance if his or her reporting information is inaccurate or incomplete.

With the exception of those accounts described in Exhibit Four, Access Persons are also required to report each account that may hold or holds Covered Securities (including accounts that hold or may hold Reportable Funds) in which such Access Person has Beneficial Ownership or Investment Control that have been opened or closed during the reporting period. In addition, life events such as marriage, death of a family member (i.e., inheritance), etc. may result in your acquiring Beneficial Ownership and/or Investment Control over accounts previously belonging to others. Therefore, any Covered Security, including Reportable Funds, along with any account that holds or can hold a Covered Security, including Reportable Funds, in which you have a Beneficial Ownership and/or Investment Control, as described in Section 3.2 and Section 3.3 of the Code, resulting from marriage or other life event must be reported to Personal Trading Compliance promptly, and no later than the next applicable quarterly reporting period.

Finally Access Persons must report any Related Person that is an officer and/or director of a publicly traded company and that they do not serve as an officer or member of the board of any publicly traded company.

Every quarterly report must be submitted no later than thirty (30) calendar days after the close of each calendar quarter.

6.4.	Annual Reporting

On an annual basis, as of a date specified by Personal Trading Compliance, each Access Person must file with Personal Trading Compliance a dated annual certification which identifies all holdings in Covered Securities (including Reportable Funds) in which such Access Person has Beneficial Ownership and/or Investment Control. This reporting requirement also applies to shares of Covered Securities, including shares of Reportable Funds that were acquired during the year in Non-volitional transactions. Additionally, each Access Person must identify all personal accounts which hold or may hold Covered Securities (including Reportable Funds), in which such Access Person has Beneficial Ownership and/or Investment Control. The information in the Annual Package shall reflect holdings in the Access Person’s account(s) that are current as of a date specified by Personal Trading Compliance. The following information will be available in electronic format for Access Persons to verify on the Annual Holdings report:

The title of the security, the ticker symbol, CUSIP or ISIN, number of shares, and principal amount of each Covered Security (including Reportable Funds) and the name of any broker, dealer or bank with which the securities are held. However, the Access Person is responsible for confirming the accuracy of this information and informing Personal Trading Compliance if his or her reporting information is inaccurate or incomplete.

Furthermore, on an annual basis, each Access Person must acknowledge and certify that during the past year he/she has received, read, understood and complied with the Code, Insider Trading Policies and Procedures, and the Policies and Procedures on Gifts, Business Entertainment, and Political Contributions, except as otherwise disclosed in writing to Personal Trading Compliance or the Chief Compliance Officer. Finally, as part of the annual certification, each Access Person must acknowledge and confirm any Outside Activities in which he or she currently participates and any Related Person that is an officer and/or director of a publicly traded company.

All material changes to the Code will be promptly distributed to Access Persons, and also be distributed to Supervised Persons on a quarterly basis. On an annual basis, Supervised Persons will be asked to acknowledge his/her receipt, understanding of and compliance with the Code.

Every annual report must be submitted no later than (45) calendar days after the date specified by Personal Trading Compliance.

6.5.	Review of Reports by Chief Compliance Officer

The Chief Compliance Officer shall establish procedures as the Chief Compliance Officer may from time to time determine appropriate for the review of the information required to be compiled under this Code regarding transactions by Access Persons and to report any violations thereof to all necessary parties.

6.6.	Internal Reporting of Violations to the Chief Compliance Officer

Prompt internal reporting of any violation of the Code to the Chief Compliance Officer or Personal Trading Compliance is required under Rule 204A-1 and FCA (MAR and COBS). While the daily monitoring process undertaken by Personal Trading Compliance is designed to identify any violations of the Code, and handle any such violations promptly, Access Persons and Supervised Persons are required to promptly report any violations they learn of resulting from either their own conduct or those of other Access Persons or Supervised Persons to the Chief Compliance Officer or Personal Trading Compliance. It is incumbent upon Loomis Sayles to create an environment that encourages and protects Access Persons or Supervised Persons who report violations. In doing so, individuals have the right to remain anonymous in reporting violations. Furthermore, any form of retaliation against an individual who reports a violation could constitute a further violation of the Code, as deemed appropriate by the Chief Compliance Officer. All Access Persons and Supervised Persons should therefore feel safe to speak freely in reporting any violations.

6.7.	Register of Interests in Securities

Pursuant to regulations 4 and 4A of the Securities and Futures (Licensing and Conduct of Business) Regulations, all employees of Loomis Asia who have been appointed as representatives under the Securities and Futures Act are required to maintain a register of their interests in securities which are listed for quotation, or quoted on the Singapore Exchange Securities Trading Limited or any recognized market operator recognized by the Monetary Authority of Singapore under the Securities and Futures Act. For purposes of the register of interests in securities, “securities” includes any type of equity or debt security, any equivalent, any derivative, instrument representing, or any rights relating to a security, and any closely related security, as well as units in any open-ended funds, closed-end funds and business trusts. In addition, all employees are deemed to have an “interest” in securities if he/she has Beneficial Ownership or Investment Control (whether formal or informal, expressed or implied) over those securities. Section 4 of the SFA also sets out instances under which a person is deemed to have an “interest” in securities (for instance, where a person has an interest in securities through a corporation in which such person has a controlling interest. If you are unsure whether your personal trading activity needs to be entered into your register of interests in securities, please consult Personal Trading Compliance.

Representatives of Loomis Asia must enter into their register of interests in securities, within 7 days after the date that they acquire any interest in securities, particulars of the securities in which they have an interest and particulars of their interests in those securities. Where there is a change in any interest in securities, representatives must enter in their register, within 7 days after the date of the change, particulars of the change (including the date of the change and the circumstances by reason of which the change occurred). Representatives of Loomis Asia maintain records of their holdings and transactions in securities on an Automated System (ECM). Such records must be produced for the MAS’ inspection upon request.

Loomis Asia separately maintains a nil register of interest in securities for the entity which does not hold any such interest.

The register of interests in securities is kept in Loomis Asia’s office (as notified to MAS) and Loomis US. Each entry in the register must be retained in an easily accessible form for a period of not less than 5 years after the date on which the entry was first made.

6.8.	Mandatory Notification to the MAS for Loomis Asia’s Directors and Appointed Representatives

Pursuant to the license conditions set out upon being granted the Capital Markets Services License to conduct the regulated activity of Fund Management and Dealing in Capital Markets Products in Singapore, Loomis Asia’s Directors and Chief Executive Officer (“CEO”) are required to inform MAS via email or other means directed, of any change in business interests and substantial shareholdings promptly (i.e., 5% or more ownership of the outstanding voting securities in any entity).

Notification of Substantial Shareholdings

For Loomis Asia’s Appointed Representatives, Directors and CEO, substantial shareholdings need to be recorded in ECM in a timely fashion upon the acquisition date of a 5% position, and thereafter for any 1% change in a 5% position. For Loomis Asia’s Directors and CEO who are not an Appointed Representatives, notification of substantial shareholdings to MAS is required and usually made via email unless otherwise directed to be made in other means.

Appointed Representatives, the CEO and Directors of Loomis Asia are responsible for notifying Personal Trading Compliance within 14 calendar days upon acquiring a 5% position and any 1% changes thereto for review and mitigation of potential conflict of interests arising of such substantial shareholdings. Loomis Asia Compliance will also rely on ad hoc reviews, monthly certifications and quarterly checklists to identify reportable holdings.

Notification of Business interests

Business interests refer to any role with any business entity arising from pre-approved Outside Activities or internal roles within Loomis’s corporate and affiliated entities usually held by senior officers and directors. Loomis Asia’s Appointed Representatives, Directors and CEO must notify Personal Trading Compliance within 14 calendar days from the effective date of any changes to their business interests. Changes in business interests of Loomis Asia’s Directors or CEO would be separately notified to MAS via email or other means directed.

For internal roles within Loomis’s corporate and affiliated entities held by certain Loomis Asia’s directors, Loomis Asia’s Compliance will work with the Legal and Compliance of Loomis US to periodically obtain updates on potential changes to the internal roles for prompt notification to MAS.

7.	SANCTIONS

Any violation of the substantive or procedural requirements of this Code will result in the imposition of a sanction as set forth in the firm’s then current Sanctions Policy that is maintained on the ECM Homepage, or as the Ethics Committee may deem appropriate under the circumstances of the particular violation. These sanctions may include, but are not limited to:

●	a letter of caution or warning (i.e. Procedures Notice);

●	payment of a fine,

●	requiring the employee to reverse a trade and realize losses or disgorge any profits;

●	restitution to an affected client;

●	suspension of personal trading privileges;

●	actions affecting employment status, such as suspension of employment without pay, demotion or termination of employment; and

●	referral to the SEC, FCA or MAS and other civil authorities or criminal authorities.

Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe sanctions regardless of the violator’s history of prior compliance.

Explanatory Note:	Any violation of the Code, following a “first offense” whether or not for the same type of violation, will be treated as a subsequent offense.

Fines, penalties and disgorged profits will be donated to a charity selected by the Loomis Sayles Charitable Giving Committee.

8.	RECORDKEEPING REQUIREMENTS

Loomis Sayles shall maintain and preserve records, in an easily accessible place, relating to the Code of the type and in the manner and form and for the time period prescribed from time to time by applicable law. Currently, Loomis Sayles is required by law to maintain and preserve:

●	in an easily accessible place, a copy of this Code (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

●	in an easily accessible place a record of any violation of the Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

●	a copy of each report (or information provided in lieu of a report including any manual pre-clearance forms and information relied upon or used for reporting) submitted under the Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

●	copies of Access Persons’ and Supervised Persons’ written acknowledgment of initial receipt of the Code and his/her annual acknowledgement;

●	in an easily accessible place, a record of the names of all Access Persons within the past five years, even if some of them are no longer Access Persons, the holdings and transactions reports made by these Access Persons, and records of all Access Persons’ personal securities reports (and duplicate brokerage confirmations or account statements in lieu of these reports);

●	a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

●	a written record of any decision and the reasons supporting any decision, to approve the purchase by an Access Person of any Covered Security in an Initial Public Offering or Private Placement Transaction or other limited offering for a period of five years following the end of the fiscal year in which the approval is granted.

Explanatory Note:	Under Rule 204-2, the standard retention period required for all documents and records listed above is five years, from the end of the calendar year in which the record was created, in an easily accessible place, the first two years in an appropriate office of Personal Trading Compliance. Under the IMAS Code of Ethics & Standards of Professional Conduct, Loomis Asia is required to keep records related to its policies and internal controls governing personal dealing, including any violations and the resultant investigations and actions taken where appropriate, for a period of six years. Under MAR, the FCA requires all records be retained for 5 years.

9.	MISCELLANEOUS

9.1.	Confidentiality

Loomis Sayles will keep information obtained from any Access Person hereunder in strict confidence. Notwithstanding the forgoing, reports of Covered Securities transactions and violations hereunder will be made available to the SEC, FCA, MAS or any other regulatory or self-regulatory organizations to the extent required by law, rule or regulation, and in certain circumstances, may in Loomis Sayles’ discretion be made available to other civil and criminal authorities. In addition, information regarding violations of the Code may be provided to clients or former clients of Loomis Sayles that have been directly or indirectly affected by such violations.

9.2.	Disclosure of Client Trading Knowledge

No Access Person may, directly or indirectly, communicate to any person who is not an Access Person or other approved agent of Loomis Sayles (e.g., legal counsel) any non-public information relating to any client of Loomis Sayles or any assets held in the account of a client, including, without limitation, the purchase or sale or considered purchase or sale of a Covered Security on behalf of any client of Loomis Sayles, except to the extent necessary to comply with applicable law or to effectuate traditional asset management/operations activities on behalf of the client of Loomis Sayles.

9.3.	Notice to Access Persons, Investment Persons and Research Analysts as to Code Status

Personal Trading Compliance will initially determine an employee’s status as an Access Person, Research Analyst or Investment Person and the client accounts to which Investment Persons should be associated, and will inform such persons of their respective reporting and duties under the Code.

All Access Persons and/or the applicable supervisors thereof, have an obligation to inform Personal Trading Compliance if an Access Person’s responsibilities change during the Access Person’s tenure at Loomis Sayles.

9.4.	Notice to Personal Trading Compliance of Engagement of Independent Contractors

Any Access Person that is engaged by Loomis Sayles as a non-employee service provider (“NESP”), such as a consultant, temporary employee, intern or independent contractor, shall be communicated to Personal Trading Compliance prior to his/her engagement by that person’s supervisor. The NESP’s supervisor shall provide to Personal Trading Compliance the information necessary to make a determination as to how the Code shall apply to such NESP.

While NESPs are considered Access Persons under the Code, they generally have no investment or research related duties, do not have access to intended client investment decisions, and do not participate in client investment meetings. As a result, NESPs are not subject to the Code’s pre-clearance and trading restrictions. However, to ensure that Personal Trading Compliance can effectively review NESP trading activities for potential front running conflicts with client accounts, certain Code provisions under Section 6. Reporting Requirements do apply. These reporting requirements, along with the NESP’s fiduciary duties, are described in further detail in the Code of Ethics Compliance Statement that each NESP must formally acknowledge upon their engagement with Loomis Sayles, as well as on an annual basis.

At times, NESPs are contracted to various departments at Loomis Sayles where they may be involved or be privy to the investment process for client accounts or the Loomis Sayles recommendation process. Prior to their engagement, the NESP’s supervisor will notify Personal Trading Compliance of these roles and depending on the facts and circumstances, Personal Trading Compliance will inform the NESP as to which further provisions of the Code will apply to them during their engagement.

Explanatory Note:	It is important to note that while the Code’s reporting requirements outlined in Section 6. Reporting Requirements, apply to all Access Persons, given the nature of the access and roles of NESPs, as described above, the Code provides for waiver of certain Code requirements, depending on the tasks to be performed by the NESP. The Code of Compliance Statement nevertheless mandates that NESPs comply with the spirit of the Code’s reporting requirements, and that failures to report accurately or timely will be reviewed for risk as it pertains to client investments. Dependent on the facts and circumstances of any potential reporting failures, it will be the judgement of Personal Trading Compliance or the Chief Compliance Officer to determine the severity of the failure and apply the appropriate sanctions as described in Section 7. Sanctions, above.

9.5.	Exemptions to the Application of the Code

Under limited circumstances, the Chief Compliance Officer may deem it admissible to allow non-Loomis Sayles employees access to certain client information, which will designate those individuals as Access Persons under the Code. Since there are significant variations in terms of: (i) the nature of the types of services, (ii) types of access being provided; and the length of time during which such persons provide services to Loomis Sayles or require access to client data, the Chief Compliance Officer may deem it appropriate to apply a limited set of Code requirements to those individuals. In such instances, the Chief Compliance Officer or Personal Trading Compliance will train those individuals of the relevant key concepts of the Code, and require them to periodically certify having received, read, understood and complied with those requirements.

9.6.	Questions and Educational Materials

Access Persons are encouraged to bring to Personal Trading Compliance any questions you may have about interpreting or complying with the Code about Covered Securities, accounts that hold or may hold Covered Securities or personal trading activities of you, your family, or household members, your legal and ethical responsibilities, or similar matters that may involve the Code.

Personal Trading Compliance will from time to time circulate educational materials or bulletins or conduct training sessions designed to assist you in understanding and carrying out your duties under the Code. On an annual basis, each Access Person is required to successfully complete the Code of Ethics and Fiduciary Duty Tutorial designed to educate Access Persons on their responsibilities under the Code and other Loomis Sayles policies and procedures that generally apply to all employees.

GLOSSARY OF TERMS

The boldface terms used throughout this policy have the following meanings:

1.	“Access Person” means an “access person” as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision. Currently, this means any director, or officer of Loomis Sayles, or any Advisory Person (as defined below) of Loomis Sayles, but does not include any director who is not an officer or employee of Loomis Sayles or its corporate general partner and who meets all of the following conditions:

a.	He or she, in connection with his or her regular functions or duties, does not make, participate in or obtain information regarding the purchase or sale of Covered Securities by a registered investment company, and whose functions do not relate to the making of recommendations with respect to such purchases or sales;

b.	He or she does not have access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; and

c.	He or she is not involved in making securities recommendations to clients, and does not have access to such recommendations that are nonpublic.

Loomis Sayles treats all employees as Access Persons.

2.	“Advisory Person” means an “advisory person” and “advisory representative” as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision. Currently, this means (i) every employee of Loomis Sayles (or of any company in a Control relationship to Loomis Sayles), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by Loomis Sayles on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

(ii) every natural person in a Control relationship to Loomis Sayles who obtains information concerning recommendations made to a client with regard to the purchase or sale of a Covered Security. Advisory Person also includes: (a) any other employee designated by Personal Trading Compliance or the Chief Compliance Officer as an Advisory Person under this Code; (b) any consultant, temporary employee, intern or independent contractor (or similar person) engaged by Loomis Sayles designated as such by Personal Trading Compliance or the Chief Compliance Officer as a result of such person’s access to information about the purchase or sale of Covered Securities by Loomis Sayles on behalf of clients (by being present in Loomis Sayles offices, having access to computer data or otherwise).

3.	“Beneficial Ownership” is defined in Section 3.2 of the Code.

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4.	“Chief Compliance Officer” refers to the officer or employee of Loomis Sayles designated from time to time by Loomis Sayles to receive and review reports of purchases and sales by Access Persons, and to address issues of personal trading. “Personal Trading Compliance” means the employee or employees of Loomis Sayles designated from time to time by the General Counsel of Loomis Sayles to receive and review reports of purchases and sales, and to address issues of personal trading, by the Chief Compliance Officer, and to act for the Chief Compliance Officer in the absence of the Chief Compliance Officer.

5.	“Covered Security” is defined in Section 3.1 of the Code.

6.	“Exempt ETF” is defined in Section 3.1 of the Code and a list of such funds is found in Exhibit Two.

7.	“Federal Securities Laws” refers to the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the U.S. Department of the Treasury, and any amendments to the above mentioned statutes.

8.	“Investment Control” is defined in Section 3.3 of the Code. This means “control” as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means the power to directly or indirectly influence, manage, trade, or give instructions concerning the investment disposition of assets in an account or to approve or disapprove transactions in an account.

9.	“Initial Public Offering” means an “initial public offering” as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

10.	“Investment Company” means any Investment Company registered as such under the 1940 Act and for which Loomis Sayles serves as investment adviser or subadviser or which an affiliate of Loomis Sayles serves as an investment adviser.

11.	“Investment Person” means all Portfolio Managers of Loomis Sayles and other Advisory Persons who assist the Portfolio Managers in making and implementing investment decisions for an Investment Company or other client of Loomis Sayles, including, but not limited to, designated Research Analysts and traders of Loomis Sayles. A person is considered an Investment Person only as to those client accounts or types of client accounts as to which he or she is designated by Personal Trading Compliance or the Chief Compliance Officer as such. As to other accounts, he or she is simply an Access Person.

12.	"Loomis Advised Fund" is any Reportable Fund advised or sub-advised by Loomis Sayles. A list of these funds can be found in Exhibit One.

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13.	“Non-volitional” transactions are any transaction in which the employee has not determined the timing as to when the purchase or sale will occur and the amount of shares to be purchased or sold, i.e. changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging program, automatic monthly payroll deductions, and any transactions made within the Guided Choice Program. Non-volitional transactions are not subject to the pre-clearance or quarterly reporting requirements under the Code.

14.	“Portfolio Manager” means any individual employed by Loomis Sayles who has been designated as a Portfolio Manager by Loomis Sayles. A person is considered a Portfolio Manager only as to those client accounts as to which he or she is designated by the Chief Compliance Officer as such. As to other client accounts, he or she is simply an Access Person.

15.	“Private Placement Transaction” means a “limited offering” as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act, including hedge funds.

16.	“Recommendation” means any change to a security’s price target or other type of recommendation in the case of an equity Covered Security, or any initial rating or rating change in the case of a fixed income Covered Security in either case issued by a Research Analyst.

17.	“Related Person” means a spouse/partner and/or immediately family member of an Access Person.

18.	“Reportable Fund” is defined in Section 3.1 of the Code, and a list of such funds is found in Exhibit One.

19.	“Research Analyst” means any individual employed by Loomis Sayles who has been designated as a Research Analyst or Research Associate by Loomis Sayles. A person is considered a Research Analyst only as to those Covered Securities which he or she is assigned to cover and about which he or she issues research reports to other Investment Persons or otherwise makes recommendations to Investment Persons beyond publishing their research. As to other securities, he or she is simply an Access Person.

20.	“Select Broker” is defined in Section 3.4 of the Code.

21.	“Supervised Person” is defined in Section 202(a)(25) of the Advisers Act and currently includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Loomis Sayles, or other person who provides investment advice on behalf of Loomis Sayles and is subject to the supervision and control of Loomis Sayles.

22.	“Volitional” transactions are any transactions in which the employee has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold. Volitional transactions are subject to the pre-clearance and reporting requirements under the Code.

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LOOMIS, SAYLES & COMPANY, L.P.

LOOMIS SAYLES INVESTMENTS LIMITED

LOOMIS SAYLES INVESTMENTS ASIA PTE. LTD.

LOOMIS SAYLES (NETHERLANDS) B.V.

NIM-os

INSIDER TRADING POLICIES AND PROCEDURES

EFFECTIVE:

September 2004

AS AMENDED:

January 2026

TABLE OF CONTENTS

SECTION		PAGE

I.	POLICY STATEMENT	1
1.	Introduction	1
2.	The Basic Concept of Insider Trading	1
3.	“Material”	2
4.	“Non-Public”	2
5.	Special considerations for Research Analysts	2
6.	Regulation F-D	3
7.	Knowingly Receiving Inside Information	3

II.	INADVERTENT EXPOSURE TO MATERIAL, NON-PUBLIC INFORMATION	3

III.	PROACTIVELY RECEIVING MATERIAL, NON-PUBLIC INFORMATION	5

1.	Over-the-Wall Procedures

IV.	FIREWALL PROCEDURES	8
1.	Creditor Committees	7
2.	Single Situations	8
3.	Determining Committee Members	8
4.	Administration	8
5.	Required Information Security Measures	10
6.	Exceptions to Firewall Procedures	11
7.	Compliance Monitoring	11

V.	EXPERT CONSULTANTS	13

INSIDER TRADING POLICIES AND PROCEDURES

I.	POLICY STATEMENT

1.	Introduction. The Insider Trading and Securities Fraud Enforcement Act of 1988 imposes on violators and their “controlling persons” substantial civil and criminal penalties on the misuse of material non-public information (“insider trading”), and requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, non-public information by its employees. The regulators in many foreign jurisdictions, including the United Kingdom and Singapore, also strictly prohibit insider trading.

These Insider Trading Policies and Procedures (“Procedures”), are applicable to Loomis, Sayles & Company, L.P. and its subsidiaries, Loomis Sayles Investments Limited (“Loomis UK”), Loomis Sayles Investments Asia Pte. Ltd. (“Loomis Asia”), Loomis Sayles (Netherlands) B.V. (“Loomis Sayles”), Loomis Sayles Distributors, L.P. and NIM-os LLC (all referred to herein as “Loomis Sayles”).

Loomis Sayles maintains written policies and procedures designed to prevent trading on the basis of material, non-public information (“Procedures”). Loomis Sayles’ policy is to refrain from trading or recommending trading when in the possession of material, non-public information. Therefore, if an employee obtains material, non-public information on a particular entity, such entity’s securities will generally be placed on Loomis Sayles’ Restricted List thereby restricting trading by client accounts and employees. The only exception to this policy is with the approval of Loomis Sayles’ Chief Compliance Officer (“CCO”) or General Counsel (“GC”), and then only in compliance with the firm’s Firewall Procedures outlined in Section IV of these Procedures.

It is essential that each employee understands and guards against insider trading. Loomis Sayles’ reputation of honesty and integrity is one of its greatest assets, and it must be protected at all times.

2.	The Basic Concept of Insider Trading. What constitutes insider trading has not been defined by statute but has been left to the courts to define. The concept continues to evolve, is always fact-specific and the definition can change with each court decision. Despite the lack of a clear definition, there are guidelines to determine when the firm and/or its employees should not trade, or recommend trading, a security.

Insider trading is generally considered to be the purchase or sale of a security based on material, non-public information. The US Securities and Exchange Commission (“SEC”) and US federal courts have gone one step further and would prohibit trading while in the possession of material, non-public information - even if the investment decision was based on other factors. The two key words that have to be discussed further are “material” and “non-public.”

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3.	“Material.” Information is deemed material if it would be considered important to a reasonable investor in determining whether to buy or sell a security. Obviously, this definition is difficult to apply in real-world situations. Some examples of what may be considered material information include: a forthcoming dividend declaration or omission; a corporate reorganization; the acquisition or loss of a major contract; a major borrowing; a major purchase or sale of company assets; a corporate repurchase program of its stock; an event of default; or knowledge of a forthcoming negative or positive article on company affairs.

4.	“Non-Public.” Investors may trade on any information that is public. Information is considered public if it has been widely disseminated or published, whether in writing or orally, in a medium or forum that is generally accessible to the investing public. By way of illustration, clear examples of widely disseminated information include information found in national wire services (e.g. Dow Jones, Reuters, AP), national newspapers or periodicals (e.g. The New York Times, The Wall Street Journal, Investor’s Daily) and regulatory filings, but these examples are, of course, not exclusive. If you are presented with information you have reason to believe may not be public by virtue of the circumstances in which the information was presented, you should confirm that the information is public, or will be made public, before acting on it. If there is any uncertainty whatsoever, you should consult with the CCO or GC before sharing such information with anyone.

5.	Special Considerations for Research Analysts. Each member of the Loomis Sayles’ Research Departments must be constantly alert to the fact that their investment recommendations on public companies must not be developed on material, non-public information. The Research Analyst may access private information for private bank loan companies pursuant to the Bank Loan Policy and Procedures. However, said Research Analysts must review private loan documents to determine whether the company is a significant supplier or customer of a public company. If this is determined to be the case, the Research Analyst must notify Compliance immediately, and Compliance will review the facts and circumstances to determine if the public company should be restricted from trading. Any Research Analyst that comes into possession of material, non-public information for a public company must immediately contact the CCO or the GC. However, Loomis Sayles also recognizes that it must not let the application of these Procedures become so strict or cumbersome that they affect its ability to do proper investment research work for its clients. Consistent with Loomis Sayles’ legal responsibilities, it must stay competitive and fulfill its obligation to all clients to perform thorough and competent research analysis.

One-on-one situations with company personnel can present potential issues. An obvious example is the treasurer of a company telling a Research Analyst that yet-to-be-published quarterly earnings are such that they may materially impact the price of the issuer’s securities. Under these circumstances, the analyst must be satisfied that this information has been made public before acting on the information. The use of Expert Professional Networks, or Expert Consultants, may also present potential issues, and the review process outlined in Expert Consultants in Section V of these Procedures will be followed to ensure that the use of such consultants does not create conflicts with these Procedures.

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It is also recognized that it is important for Research Analysts to keep in contact with the management of companies through field trips, telephone conversations and attendance at research analyst meetings with management representatives. So long as the management representatives are aware of their own inside information obligations, there should be no issues as a result of these contacts, since the representatives can be expected to disclose only material information that has been or is being made public. However, Research Analysts cannot assume this will always be the case, and they must be alert to the possibility that the information they obtain through such contacts is inside information.

6.	Regulation F-D. In the United States, Regulation F-D, a rule that was adopted by the SEC in 2000, provides that whenever an issuer, or any person acting on its behalf, discloses, other than under confidentiality agreement, any material non-public information regarding that issuer or its securities to certain persons (i.e., broker dealers, investment advisers, investment companies, holders of the issuer’s securities, etc.), the issuer is required to make a public disclosure of that information either: (i) simultaneously, in the case of an intentional disclosure, or (ii) promptly, in the case of a unintentional disclosure.

7.	Knowingly Receiving Inside Information. There may be times where a limited firewall may need to be established in order to permit the review of a potential transaction that involves the receipt of material non-public information, without having to restrict Loomis Sayles from trading the issuer’s securities. These situations may include over-the-wall deals, private exchanges, reverse inquiries, and private deals. The procedures that should be followed under these circumstances are detailed in Section III of these Procedures.

An over-the-wall deal typically involves an add-on offering whereby the issuer is looking to raise cash in a short period of time. A private exchange typically involves an issuer contacting the largest holders of its bonds or convertible securities with the intent of restructuring its debt or taking out its existing convertible bonds in order to be in a position to issue new debt in the near future. A reverse inquiry typically involves Loomis Sayles approaching an issuer or agent in connection with an interest in entering into a transaction directly with the issuer. In addition, from time to time the Loomis Sayles’ Securitized Asset Team may be asked by a dealer to indicate its interest in participating in the issuance of securitized assets. These assets are generally issued in private deals, and by private companies, but may be issued by public companies, either directly or through a special purpose affiliate set up by these public companies. To the extent a public company is involved, participation by Loomis Sayles could result in the firm obtaining material non-public information about the issuer or its publicly traded affiliate.

As a policy matter, Loomis Sayles has a strong desire to not become restricted in terms of its ability to buy and/or sell a company’s securities for client accounts unless we determine that it would be appropriate and in our clients’ best interest to do so. Loomis Sayles believes that the potential benefit to its clients of having the opportunity to participate in these types of transactions generally outweighs the potential risks of the trade restrictions that could be imposed.

II.	INADVERTENT EXPOSURE TO MATERIAL, NON-PUBLIC INFORMATION

Strict compliance with the following operating procedures is required in order to protect Loomis Sayles and its employees from the serious consequences that can occur if Loomis Sayles and/or its employees misuse material, non-public information.

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1.	Whenever an employee receives or believes that he/she may have received material, non-public information with respect to a security, the employee must contact the CCO or GC immediately, and must not:

a.	purchase or sell that security, including any derivatives of that security;
b.	recommend the purchase or sale of that security, including any derivatives of that security; or
c.	relate the information to anyone other than the CCO or GC (or their designees) of the firm.

2.	The CCO or GC will determine whether or not the information is material and non-public, and if so, what actions should be taken with respect to the information. Such actions include contacting the issuer to request that the information be made public, placing the employee behind a firewall, or restricting trading in the company’s securities. The determination of whether the information is material and non-public and the action(s) taken in response to this determination will be recorded in the Legal and Compliance MNPI Review Sheet attached hereto as Exhibit A.

3.	The determination of whether or not Loomis Sayles has received material, non-public information can be very difficult and is driven by the specific facts and circumstances of the particular matter. An employee should NOT attempt to determine on his/her own whether or not the information they have received is inside information. If an employee has any doubts, he/she must immediately contact the CCO or GC.

4.	If an employee that has received material, non-public information complies with the requirement of Section II.1. above, it may not be necessary to restrict Loomis Sayles’ clients and/or the employees of Loomis Sayles from trading in the securities, including any derivatives of that security, of the company in question. Depending upon the facts and circumstances, it may be possible to implement a firewall pursuant to the Firewall Procedures discussed in Section IV of these Procedures, to isolate the information in order to allow trading by other members of the firm, if it is reasonably certain they have not had access to the information. On the contrary, if it is determined that the information has not been contained, all trading by Loomis Sayles’ clients and the employees of Loomis Sayles in the particular company’s securities, including any derivatives of that security, would have to cease until the information was made public or was deemed to be no longer material.

On occasion, Loomis Sayles may receive a private offering memorandum that contains inside information. Upon receipt of any such memorandum, the employee should contact the CCO or GC immediately to determine the appropriate course of action.

5.	If it is determined that it is necessary to restrict trading in a particular company’s securities, including any derivatives of that security, such securities will be added to the Restricted List, and the Legal and Compliance Department (“Legal and Compliance”) will code a restriction on the Charles River Compliance System (“CRD”) and the FIS Employee Compliance Management System (“ECM”) to prohibit client and employee trading in such securities until such time they are removed from the Restricted List.

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6.	All new employees will be given access to these Procedures shortly after their start date with Loomis Sayles, and will be required to read them and agree to their conditions. Additionally, all employees will be required to confirm their understanding of and compliance with these Procedures on an annual basis.

7.	Each employee has the responsibility to be aware of restrictions on insider trading both for personal and client accounts. Loomis Sayles is under an affirmative duty to effectively supervise in this area and to enforce these Procedures. Any violation of these Procedures could expose the individual and Loomis Sayles to civil and criminal penalties, dismissal from the firm and a lifetime bar from employment in the securities industry, and significantly harm the reputation of Loomis Sayles.

III.	PROACTIVELY RECEIVING MATERIAL, NON-PUBLIC INFORMATION

Strict compliance with the following operating procedures is required in order to protect Loomis Sayles and its employees from the serious consequences that can occur if the firm and/or its employees misuse material, non-public information. These steps are designed to control the dissemination of material, non-public information so as to avoid having to restrict client trading where we can, and to enable the firm to activate its Firewall Procedures, if necessary.

1.	Over–the-Wall Procedures

a.	During initial discussions with an issuer and/or agent (broker-dealer) thereof, Traders, Portfolio Mangers and Research Analysts may provide general indications of interest which may include the issuers, sectors/industries, maturities, security types, and price ranges that Loomis Sayles may be interested in pursuing. In these general indications of interest, no specific details of actual deal terms may be discussed, and the Trader, Portfolio Manger or Research Analyst must make it very clear to the issuer and/or agent that we do not want to receive any material, non-public information relating to the issuer. These discussions are referred to as “Pre-Engagement Discussions”.

b.	If a Trader, Portfolio Manager or Research Analyst is contacted by an issuer/agent regarding a possible over-the-wall deal where the terms of the offering are already in place, and the agent has been engaged by the issuer (“Post Engagement Discussions”), he/she must instruct the issuer/agent not to disclose any material, non-public information relating to the deal, and to contact the CCO, the Deputy Chief Compliance Officer (“Deputy CCO”) or the Trading Compliance Team (“Trading Compliance”). Traders, Portfolio Managers and Research Analysts are not permitted to receive Post Engagement Discussion details of an issuer’s offering.

c.	Once contacted by the issuer/agent, the appropriate individual in Legal and Compliance will complete the Firewall Acknowledgment Form attached hereto as Exhibit B, and inform the issuer/agent that a firewall is in place permitting Legal and Compliance to receive the material, non-public information relating to the deal without requiring a firm-wide trading restriction of the issuer. Legal and Compliance will then obtain the relevant information contained in Sections I and II of the Deal Checklist (“Checklist”) attached as Exhibit D from the issuer/agent, which will allow the proper due diligence review to be completed by Legal and Compliance.

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d.	Legal and Compliance will initially contact the firm’s Chief Investment Officer (“CIO”), Deputy Chief Investment Officer (“Deputy CIO”) or Chief Investment Risk Officer (“CIRO”) (collectively “CIO Office”) in order to determine the product(s) most likely to be interested in the deal, and whether the CIO Office is comfortable with potentially having to restrict the company’s securities. Since the CIO Office will not be behind a firewall, the CIO Office will only be given limited details of the deal as specified in Section I of the Checklist. To assist the CIO Office’s decision making process, Legal and Compliance may also contact members of the investment team, trading desk or research department with details from Section I of the checklist in order to determine the potential level of interest in participating in a deal. In no event will Legal and Compliance disclose the name of the issuer to the CIO Office, PM, Trader or Research Analyst at this time.

e.	If, based on the information provided by Legal and Compliance, the CIO Office determines that we are not interested in pursuing the transaction or potentially having to restrict Loomis Sayles’ trading in the issuer’s securities, the Legal and Compliance personnel in possession of the material non-public information will continue to be behind the firewall until the information relating to the deal is made public or is no longer deemed material (referred to as the “Cleansing Date”).

f.	If the CIO Office agrees to restrict the issuer, it will be added to the Restricted List. The issuer will be restricted for client trading in CRD and for personal trading in ECM. Once this process has been completed, the appropriate Investment Team(s) is permitted to receive the details of the proposed transaction, including the issuer name and other information in Section II of the Checklist. The Investment Team will also be permitted to receive additional information directly from the issuer/agent involved in the transaction, if necessary.

g.	From time to time it may be necessary to provide a Research Analyst with the material, non-public information relating to the deal in order to determine whether the Investment Team(s) would have an interest in participating in the deal. Under such circumstances, the Research Analyst that will receive the information must sign the Firewall Acknowledgement Form to confirm that he/she will comply with the Firewall Procedures. The Research Analyst is prohibited from discussing any material, non-public information relating to the deal with anyone other than Legal and Compliance.

h.	The Research Analyst is permitted to discuss the information contained in Section I of the Checklist with the Portfolio Manager(s) believed to be most knowledgeable about the issuer without disclosing the issuer’s name in order to avoid tainting the Portfolio Manager(s) if he/she is not interested in pursuing the deal.

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i.	If it is determined that there is no interest in pursuing the deal, the Research Analyst in possession of the material, non-public information will be reminded by Legal and Compliance that he/she must continue to comply with the Firewall Procedures until the Cleansing Date.

j.	If the Portfolio Manager(s) is interested in pursuing the transaction, the issuer’s securities will be added to the Restricted List, and the Portfolio Manager(s) may receive the details of the deal, including the information in Section II of the Checklist.

k.	The issuer will continue to be on the Restricted List until the Cleansing Date

2.	Securitized Asset Private Deal Procedure

a.	If a Mortgage and Structured Finance Team (“MSF”) member receives a call from an issuer or agent regarding a potential deal, he/she will first determine whether the issuer is a public company or owned directly or indirectly by a public company. If the issuer has no affiliation with a public company, MSF can proceed with the transaction, and it does not need to inform Legal and Compliance, although they may have to do so if pursuing the deal requires the execution of a confidentiality agreement.

b.	If the issuer is a public company or owned, directly or indirectly, by a public company, MSF must instruct the issuer/agent to contact Legal and Compliance, in order to determine whether participation in the deal would result in the receipt of material non-public information of a public company. Legal and Compliance will complete Section III of the Checklist to identify all relevant facts used to determine whether the deal is material to the public company (including, but not limited to, the size of the deal relative the size of the public company, the importance of the deal to the overall financial operations of the public company, and whether the securitization itself is already public knowledge).

c.	Legal and Compliance may bring an MSF team member over-the-wall, if necessary, to assist in the determination of whether the deal involves the receipt of material, non-public information of a public company. Under such circumstances, the Firewall Procedures set forth in these Procedures will be followed.

d.	If Legal and Compliance determines that the potential deal does not involve material, non-public information about the public company, Legal and Compliance will sign the Checklist and inform MSF that they are permitted to pursue the deal.

e.	If possible, Legal and Compliance will request that the dealer and/or issuer represent in writing or otherwise, that no material, non-public information about the related public company will be provided to Loomis Sayles.

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f.	If Legal and Compliance determines that the deal would result in the receipt of material, non-public information about a public company, MSF will not be permitted to proceed with the deal unless Legal and Compliance determines that it can effectively control the receipt and dissemination of any material non-public information through the creation of a firewall or by adding the issuer’s securities to the firm’s Restricted List.

IV.	FIREWALL PROCEDURES

1.	Creditor Committees

From time to time there may be a credit event or the prospect of a credit event (default, bankruptcies, etc.) with an issuer that Loomis Sayles holds for client accounts. In response to such events, there may be times when Loomis Sayles’ employees will become involved in pre-bankruptcy workout (“Workouts”) committees or, in the event of a bankruptcy, creditors’ committees for such issuers (both committees are referred to individually or jointly as “Committees”) to protect Loomis Sayles clients’ interests in the issuer.

Membership on Committees by Loomis Sayles’ employees (“Committee Members”) involves inherent conflicts of interest. First, Loomis Sayles has a fiduciary responsibility to maximize returns for its clients through the legitimate gathering of information used to make investment decisions and to have appropriate flexibility to decide when to buy and sell securities for its clients. Second, it may be in the interest of the Loomis Sayles clients that own the securities that are the subject of a Workout or bankruptcy to have Loomis Sayles represent them on the Committees. However, Committee Members also may have a responsibility under the law or by contract to the issuer or to other creditors involved in the Workout or bankruptcy to not divulge confidential or material, non-public information regarding the issuer. Committee Members may from time to time receive material, non-public information on the issuers subject to a Workout or bankruptcy. Barring investment managers from serving on Committees because they may have clients that wish to trade in the securities during these proceedings would deprive these Committees of the opinions of an important segment of the debt market and would deprive the investment manager of the opportunity to represent its clients’ interests on these Committees. To satisfy these competing interests, the courts have permitted firms involved in Committees to actively trade in the securities of issuers that are the subject of the Workout or bankruptcy, so long as adequate procedures are in place to prevent information learned through participation in the Committee to be used for employee or client trading.

Occasionally, Loomis Sayles or a Committee may engage legal counsel, financial advisors or similar outside advisors (“Outside Advisors”) to assist in negotiations with an issuer regarding restructurings, liability management, etc. The engagement of Outside Advisors on Committees is subject to pre-approval from Legal and Compliance, and Loomis Sayles employees should not have any discussions with an Outside Advisor that may result in the receipt of MNPI unless such discussions have been pre-approved by Legal and Compliance. Approval is contingent upon a satisfactory assessment of the Outside Advisor’s qualifications, their compliance with securities laws and regulations, and the adequacy of their own controls for handling MNPI. Importantly, Loomis Sayles must inquire about the existence of any NDAs the Outside Advisor may have signed with the issuer, or any other parties involved in the restructuring process, and confirm that the Outside Advisor’s advice to Loomis Sayles, that may include MNPI, is covered by such an NDA. This will minimize the risk of the firm inadvertently receiving MNPI from Outside Advisors.

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2.	Single Situations

In addition to Workouts and bankruptcies, from time to time for other reasons, a Loomis Sayles employee (each an “Informed Employee”) may receive material, non-public information on an issuer. As previously discussed in these Procedures, this fact must be immediately reported to the GC and/or the CCO or their designees. In these situations, it may be in the interest of Loomis Sayles to implement these Firewall Procedures to prevent information learned by the Informed Employee from being used or imputed to use for trading by employees for their personal or client accounts in the securities of the issuer (also “Issuer Securities”).

The knowledge by other areas of Loomis Sayles of the material, non-public information in the possession of Committee Members or an Informed Employee may restrict Loomis Sayles’ clients from trading in Issuer Securities. It is therefore essential that any information acquired by Committee Members or an Informed Employee not be disseminated to other areas of Loomis Sayles, any of their affiliates, or any other persons not involved with the Workout, bankruptcy or otherwise. Regulators may assume that material, non-public information obtained by Committee Members or an Informed Employee is shared with the entire firm unless firewalls are in place to restrict the flow of material, non-public information.

3.	Determining Committee Members

a.	When a default and/or bankruptcy in a security held by Loomis Sayles’ clients is possible or has occurred, the appropriate parties from senior management will meet to determine the feasibility of Loomis Sayles’ participating in a Committee.

b.	If it is determined that serving on the Committee is in the best interests of Loomis Sayles’ clients, and that a Firewall can be properly implemented and maintained, the group will then determine the appropriate individuals who shall serve on the Committee and who shall be subject to these Firewall Procedures and whether other procedures are deemed necessary by Loomis Sayles or others, such as the issuer’s counsel or the bankruptcy court. Generally, the Committee Members will include a member of the Convertibles and Special Situations Team and, to the extent deemed necessary or appropriate, a Portfolio Manager or Research Analyst familiar with the issuer or another designated assistant. In addition, for the purpose of rendering legal advice to Committee Members, Legal and Compliance personnel will be designated to assist Committee Members (“Support Personnel”) and will also be subject to these Firewall Procedures.

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4.	Administration

a.	Committee Members and Informed Employees will receive training on these Firewall Procedures and their responsibilities from Legal and Compliance. Each Committee Member or Informed Employee will then execute an Acknowledgment Form, attached as Exhibit B, acknowledging that he/she may receive material, non-public information and that he/she understands and will follow these Firewall Procedures and will immediately inform Legal and Compliance if these Procedures are violated. The GC, CCO, and/or any other Legal and Compliance personnel with whom the specific information has been shared will be subject to these Firewall Procedures. The CCO, or designee, is required to approve the implementation of all Firewalls, but would not be deemed to be behind the Firewall unless the specific nature of the material, non-public information has been disclosed to the CCO or designee.

b.	The Support Personnel will also execute an Acknowledgment Form and will not share such information directly or indirectly with any employee of Loomis Sayles who is not a member of the Committee, an Informed Employee or who is not otherwise mentioned in these Firewall Procedures.

c.	Legal and Compliance must review all confidentiality agreements, declarations or other documents that may be required by a Committee’s counsel as a condition of Committee Members serving on such Committee prior to signing any such document.

d.	In the event that counsel to the Committee or a judge in a bankruptcy case requires that different or additional Firewall Procedures be followed, appropriate members of senior management and Legal and Compliance will meet to determine the feasibility of Loomis Sayles’ implementing the different or additional procedures.

e.	Committee members and Informed Employees may receive monthly reports showing Loomis Sayles’ client trading activity and ownership of the company’s securities. Committee Members and Informed Employees will receive prompt notice if Loomis Sayles no longer owns any of the company’s securities.

f.	Technology Services shall establish a limited access shared drive/folder to hold and save all Committee materials received or other materials electronically requiring storage or those electronic documents prepared in the course of serving on the Committee or otherwise by Committee Members, Informed Employees or Support Personnel (“IT Folder”).

g.	Legal and Compliance will maintain a Firewall Record (attached hereto as Exhibit C) for each Firewall identifying, as applicable, (1) the reason for establishing the Firewall; (2) the effective date of the Firewall; (3) each employee subject to the Firewall, and whether such employee is a Committee Member, Informed Employee or Support Personnel; (4) different or additional procedures; (5) any exceptions to the Firewall; and (6) the date the Firewall is terminated.

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h.	These Firewall Procedures will remain in place with respect to a Workout or bankruptcy until the earlier of the termination the Committee or the termination of Loomis Sayles’ participation in the Committee and until the material, non-public information is publicly available or has been deemed to no longer be material. If a Loomis Sayles employee who is one of the Committee Members or Support Personnel or who otherwise becomes subject to these Firewall Procedures terminates his or her participation in the Workout or bankruptcy, these Firewall Procedures will remain in place with respect to that person until the material, non-public information known to the person is publicly available or has been deemed to no longer be material.

i.	These Firewall Procedures will remain in place with respect to an Informed Employee until the inside information is publicly available or has been deemed to no longer be material.

5.	Required Information Security Measures

All persons subject to these Firewall Procedures must adhere to the following security measures while handling material, non-public information:

a.	After Loomis Sayles has entered into a confidentiality agreement for the Committee, Committee Members and Informed Employees must presume that each electronic or hard copy document containing information received by the Committee includes material, non-public information. If information is received electronically it will be stored in the person’s email folder for the matter, if possible in the IT Folder. If information is received in hard copy, it must be segregated in a file or other area to which only the persons subject to these Firewall Procedures have access.

b.	All information must, when not being used, be locked in desks or filing cabinets that are inaccessible to persons not subject to these Firewall Procedures.

c.	Persons subject to these Firewall Procedures should refrain from using e-mail to communicate internally concerning the company and its securities, whenever possible.

d.	If a Committee Member needs information in connection with his or her Committee activities about Loomis Sayles intentions with respect to a company’s securities, the Committee member shall discuss his or her need with Legal and Compliance. A decision will be made as to whether it is necessary to bring the source of the required information “over the wall” or whether, with the prior approval of Legal and Compliance, the Committee Member may ask questions of persons who are not subject to these Firewall Procedures. When engaging in any such conversation, the Committee Member shall be accompanied by Support Personnel who shall make a record of the conversation. Any person with whom such communications are permitted will be added to the Firewall, as applicable.

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e.	All materials received electronically requiring storage or those electronic documents prepared in the course of serving on a Committee, by Committee Members, or otherwise by persons subject to these Firewall Procedures should be saved in the IT Folder.

f.	To the extent feasible, all materials faxed to and from persons subject to these Firewall Procedures must be sent and received on a fax machine that is dedicated solely for use and access by persons subject to these Firewall Procedures or is a limited access fax machine in Legal and Compliance designated for the use of such persons.

g.	Once any applicable recordkeeping time period has passed, persons subject to these Firewall Procedures shall shred or delete all documents containing inside information.

h.	Any possible breach of these information security measures must be immediately reported to the CCO or GC, and before such possible breach is discussed with persons not subject to these Firewall Procedures.

6.	Exceptions to Firewall Procedures

a.	All Committee Members and/or Informed Employees shall have primary responsibility for ensuring that no material, non-public information is disseminated to other areas of Loomis Sayles, except in accordance with these Firewall Procedures.

b.	If any Loomis Sayles employee believes that a violation of these Firewall Procedures has occurred, the CCO and GC or designees thereof should be notified immediately and prior to discussion of such potential violation with anyone else including Committee Counsel.

c.	Exceptions to these Firewall Procedures will not be permitted without the prior written approval of Legal and Compliance.

d.	In the event of any exceptions to or violations of these Firewall Procedures, the GC and the CCO and any other appropriate parties shall determine the appropriate course of action to take under the facts and circumstances of the matter. Such actions may include, but are not limited to, restricting client and employee trading in the company’s securities, and disciplinary action against the person(s) who violated these Firewall Procedures.

7.	Compliance Monitoring

a.	Any Loomis Sayles employee subject to these Firewall Procedures is prohibited from sharing the material and non-public information with anyone, except as set forth in these Procedures, and from recommending trading and/or trading for personal or client accounts in the company’s securities until these Firewall Procedures no longer apply to him or her.

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b.	Trading Compliance will monitor client trading in the securities of the issuer for which material, non-public information has been received by an Informed Employee for any potential appearance issues or a breach of these Procedures. The monitoring will cover the period of at least five (5) days prior to the effective date of the Firewall up until the termination of the Firewall.

c.	The securities of the issuer involved in the Firewall will generally be blocked in ECM for those employees behind the Firewall.

d.	Personal Trading Compliance will monitor all employee trading in the company’s securities to determine if there is an appearance of a breach in these Procedures and to confirm that such trades, if any, were made in compliance with these Firewall Procedures. The monitoring will cover the period of at least five (5) days prior to the effective date of the Firewall up until the termination of the Firewall.

e.	The electronic communications (i.e., email, Bloomberg messages, etc.) of those employees covered by the Firewall will be monitored by Trading Compliance on an on-going basis. When a member of Trading Compliance is behind the Firewall, the review of that employee will generally be conducted by Personal Trading Compliance once the Firewall has been terminated. The monitoring will cover the period of at least five (5) days prior to the effective date of the Firewall up until the termination of the Firewall.

f.	The electronic communications review will typically include keyword searches for issuer name, ticker symbol and commonly used abbreviations, as well as relevant and situation-specific terminology (i.e., project code names, transaction descriptors, etc.), when applicable.

V.	EXPERT CONSULTANTS

The use of Expert Professional Networks (“EPNs”), also known as Expert/Third Party Consultants, can provide beneficial research information to the investment process. However, due to the one-on-one nature of these consultations, there are limitations on the use of EPNs in order to avoid inadvertent exposure to material, non-public information.

1.	Only approved EPNs may be utilized. An official list of approved EPNs is maintained by Trading Compliance.

2.	The use of new EPNs requires the prior approval of the CCO or Deputy CCO and the CIO or Deputy CIO.

3.	Investment personnel are prohibited from using an expert that is employed by a public company for purposes of researching said public company. Experts must be at least 6 months removed from any company that is publically traded, prior to engaging in a discussion related to said company.

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4.	In person, one-on-one meetings with experts are prohibited unless approved by the CCO.

5.	Only those experts that agree to abide by Loomis Sayles’ restrictions regarding disclosure of material, non-public information are permitted to be used.

6.	Prior to each phone engagement with an EPN, both the expert and Loomis Sayles employee are reminded of Loomis Sayles’ policies regarding material, non-public information, either by an automated prompt or by a call moderator.

7.	Trading Compliance periodically monitors these scheduled engagements by dialing into the call anonymously as a way to ensure that discussions remain appropriate, and in line with these Procedures. Monitored calls are documented with a memo that details the participants, topic and a brief description of the discussion that occurred.

8.	On a post-event basis, Trading Compliance will send an email reminder to the Loomis Sayles employee of their responsibility to escalate concerns, if any, around the nature of the information discussed during each EPN interaction.

9.	Trading Compliance conducts monthly oversight of the use of EPNs. Each EPN provides Trading Compliance with a monthly audit report of activity to analyze. Such oversight includes a review of: client and employee trading in the company’s securities post engagement with an EPN, subsequent material announcements from the company post engagement, and any trends in EPN usage that may raise appearance issues.

10.	Any potential instance of exposure to material, non-public information will be handled according to these Procedures.

11.	On an annual basis, Trading Compliance will send the Expert Network Due Diligence Checklist, attached as Exhibit E, to each currently approved EPN.

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Exhibit A

LEGAL AND COMPLIANCE MNPI REVIEW SHEET

Date of Review:

Name of Person Conducting Review:

Employee(s) Covered:

Company Name:

Do Loomis clients own the debt or equity of the company?

If so, attach a report of such holdings.

Description of the issue or information of potential concern:

Has outside counsel been retained?

☐ No further action required. Based on a review of the facts and circumstances of this particular issue, I have determined that the firm is not in possession of material, non-public information (“MNPI”) for the reasons set forth below: ______________________

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☐ Follow up required. Based on a review of the facts and circumstances of this particular issue, I have determined that the firm is in possession of MNPI and either a Firewall will be established for the employee(s) in possession of the MNPI, or the company’s securities will be placed on the client and employee restricted list. The basis for either determination is set forth below: ___________

Signature:

Name:

Date:

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Exhibit B

Acknowledgement

I hereby acknowledge that I have read and understood the Firewall section of the Insider Trading Policies and Procedures attached hereto. I understand that these Firewall Procedures apply to me [as a member of the ____________Committee/in connection with the securities of _______________________] effective [Date], and I agree to comply with them. I specifically understand that if I obtain material non-public information on any company as a result of my being behind this Firewall, that I am strictly prohibited from sharing that information with anyone at Loomis Sayles or outside the firm, and I am strictly prohibited from trading personally or recommending client trading in the securities of the company involved in the Firewall. I also acknowledge that I understand that my failure to comply with these Firewall Procedures could have serious implications for Loomis Sayles, its clients and me personally.

Signature

Print Name

Date

If applicable, the following is a list of the accounts that I manage that currently hold securities of [name of issuer] and therefore are affected by these Firewall Procedures:

[Names of accounts]

Exhibit C

LEGAL AND COMPLIANCE DEPARTMENT FIREWALL RECORD

Date:

Issuer Security:

Responsible Attorney:

(1)	The reason for establishing the Firewall

(2)	The effective date of the Firewall

(3)	The date the Firewall is terminated

(4)	Employee(s) subject to the Firewall

(5)	The employee(s) status as a Committee Member, Informed Employee or Support Personnel

(6)	Authorized Contact Persons/Groups

(7)	Different or additional procedures

(8)	Any exceptions to the Firewall

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(9)	Any authorized wall crossing and basis for crossing

(10)	Additional information

Firewall establishment:

By signing below, I approve establishing a Firewall pursuant to which only the above-named parties are behind the Firewall. If not personally covered by this Firewall, I hereby confirm that I have not received any material, non-public information relating to the company involved in the Firewall.

Signature:

Name:

Date:

Firewall termination:

I approve the removal of this firewall.

Signature:

Name:

Date:

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Exhibit D

Deal Checklist

For Over-the-Wall, Private Exchange, Reverse Inquires and Securitized Assets Deals complete Section I and II. For Securitized Assets Private Deals, that involve public company (either directly or indirectly, complete Section III.

Section I. This information can be discussed with the CIO/CIRO when seeking approval to potentially restrict a company’s securities:

Name of Person Completing Form:

Date of Call:

Loomis Sayles Employee Involved in the Potential Transaction:

Broker Name:

Industry:

Domicile:

Currency:

Rating: ____. If not rated, does the company have another security publicly rated?

Size and Type of Offering:

Is the offering a Rule 144A security?

How many other investors are being approached?

Debt and/or Equity Outstanding:

Use of proceeds (Deleveraging, acquisition financing, etc):

Held by FIG and/or Equity Accounts:

Followed by FIR and/or ER:

Timing of Reply:

Timing of Deal:

Timing of Restriction:

Section II - This information can only be disseminated if the issuer’s securities have been added to the firm’s Restricted List or a Firewall has been erected around the recipient of the information:

Issuer / Parent Company Name:

Conversion Premium:

Coupon:

Maturity:

Call/Put Schedule:

Concurrent offering?

Section III

Issuer Name:

Is the Issuer a publicly held company?

Is the Issuer owned directly or indirectly by a public company?

Does the Issuer have a material relationship to any other publically traded company?

In your opinion, does the deal represent a material development for the public company?

Yes or No?	Why?

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What type of information would be disclosed to Loomis Sayles under a NDA with the issuer?

Has the broker/dealer involved in the deal represented that information to be provided does not represent material non-public information? ___________________________________

Legal and Compliance Department Review

Reviewed by:	Date:
Print Name:

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Exhibit E

II      LOOMIS     SAYLES.     Expert Networlk Due Dilieence Cheoklist

Date of Due Diligence:

EJcipent N,etworlt Coml!)any ame:

What product (s} does your exl!)ert ne,two’Ji;provide:

§	Pnone Gonsiultatioru One on One Meetings T1ransaipts Round ta’ discussions Otli"ler
If Otller, ?lease explain:
Aire tnere new pmduct,(s} tiratyour exl!)ert network are offering? If Yes, pleasiee� ain:	D	'i'es	D	No

Has:tli"l"E!re been any dhanges to lihce tralning tli"lat is provided to e�perts: regarding	D	'i'es	D	No
materiar ntl'n-pub.lic (�MNPf'} infO'smation?
If Yes, preasiee:.:plain:
1-,bve 'fOlll Ul!)dat:ed anv policy or procedures·n 1ihe past year due to MNPI violatillills?	D	'i'es	D	No

If Yes, pleasiee� ain:
Ha,ve 'fOlll ever been·nvestiga,ted by tlle SiEC? If Yes, pleasiee� ain:	D	'i'es	D	No

Is 1ihere a, web-basied portal where Com;pliance itsa' eto re·vie11,•a,j IP bac�gmundi5 bl ,scnedu led events, c) nistorical events, d) event topics?	D	'i'es	D	No

In tM past year, haille there bcee;n new sielN'ices or tools added to tne platfoim 1ihat	D	'i'es	D	No
Compliance s!.hol!lld be notified on?
If Yes, pleasiee�p ain:

Do you prnvide a usage report for Com; iance l!)Urposes? If No_, l!)rease eJlll!laln:	D	'i'es	D	No

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